UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEMTREX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3590	30-0399914
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

135 Fell Court

Hauppauge, NY 11788

Tel. no. (631) 756-9116

(Address and telephone number of principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange St.

Wilmington, DE 19801

(302) 658-7581 (Tel.)

(Name, address and telephone number of agent for service)

Copies to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

(702) 982-5686

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [*], 2024

PRELIMINARY PROSPECTUS

Cemtrex, Inc.

Up to [*] Shares of Common Stock

Prefunded Warrants to purchase up to [*] Shares of Common Stock

Series A-1 Warrants to purchase up to [*] Shares of Common Stock

Series A-2 Warrants to purchase up to [*] Shares of Common Stock

Shares of Common Stock underlying Prefunded Warrants, Series A-1 Warrants and Series A-2 Warrants

Placement Agent Warrants to Purchase up to [*] Shares of Common Stock

Shares of Common Stock Underlying the Placement Agent Warrants

We are offering [*] shares of common stock, together with Series A-1 warrants to purchase up to [*] shares of common stock (the “Series A-1 Warrants”) and Series A-2 Warrants to purchase up to [*] shares of common stock (the “Series A-2 Warrants” and, together with the Series A-1 Warrants, the “Common Warrants”), at an assumed combined public offering price of $ [*] per share and Common Warrants, which is equal to the closing price per share of our common stock on The Nasdaq Capital Market, or Nasdaq, on [*], 2023. The shares of common stock and Common Warrants will be separately issued but must be purchased together in this offering. Each share of common stock is being offered together with a Series A-1 Warrant to purchase one share of common stock and a Series A-2 Warrant to purchase one share of common stock. Each Series A-1 Warrant will have an exercise price of $ [*] per share, will be exercisable upon issuance and will expire five years from the date of issuance. Each Series A-2 Warrant will have an exercise price of $ [*] per share, will be exercisable upon issuance and will expire eighteen months from the date of issuance.

We are also offering prefunded warrants, or Prefunded Warrants, to purchase up to an aggregate of [*] shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Prefunded Warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share. Each Prefunded Warrant is being offered together with the same Common Warrant described above being offered with each share of common stock. The assumed combined public offering price for each such Prefunded Warrant, together with the Common Warrant, is $ [*] which is equal to the closing price of our common stock on Nasdaq on [*] , 2023, less the $0.001 per share exercise price of each such Prefunded Warrant. Each Prefunded Warrant will be exercisable upon issuance and will expire when exercised in full. The Prefunded Warrants and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each Prefunded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This prospectus also relates to the shares of common stock issuable upon the exercise of the Prefunded Warrants and the Common Warrants, and placement agent warrants to purchase up to [*] shares of common stock and [*] shares of common stock issuable upon exercise of the placement agent warrants.

This offering will terminate on [*] , unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or Prefunded Warrant) and Common Warrant will be fixed for the duration of this offering.

We have engaged [*], or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” on page 33 of this prospectus for more information regarding these arrangements.

Our common stock is listed on Nasdaq under the symbol “CETX.” The closing price of our common stock on Nasdaq on January 12, 2024, was $4.60 per share.

All share, Common Warrants, and Prefunded Warrant numbers are based on an assumed combined public offering price of $ [*] per share and the accompanying Common Warrants and $ [*] per Prefunded Warrant and the accompanying Common Warrants. The actual combined public offering price per share and Common Warrants and the actual combined public offering price per Prefunded Warrant and Common Warrants will be determined through negotiation among us, the placement agent and the investors in the offering based on market conditions at the time of pricing and may be at a discount to the current market price of our common stock. Therefore, the recent market price per share of common stock used throughout this prospectus as an assumed combined public offering price may not be indicative of the final offering price. There is no established trading market for the Prefunded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Prefunded Warrants or the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Prefunded Warrants and the Common Warrants will be limited.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find Additional Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Per Prefunded
	Per Share and	Warrant and
	Accompanying	Accompanying
	Common	Common
	Warrants	Warrants	Total
Public offering price	$-	$-	$-
Placement agent’s fees(1)	$-	$-	$-
Proceeds to us, before expenses(2)	$-	$-	$-

(1)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of its offering related expenses, including legal fees and expenses in the amount of up to $75,000, and for its clearing expenses in the amount of $15,950. In addition, we have agreed to issue the placement agent or its designees, as compensation in connection with this offering, warrants, or the placement agent warrants, to purchase a number of shares of common stock equal to 7.0% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Prefunded Warrants), at an exercise price of $ [*] per share, which represents 125% of the combined public offering price per share of common stock and accompanying Common Warrants. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

Delivery of the securities offered hereby is expected to be made on or about [*], subject to satisfaction of customary closing conditions.

The date of this prospectus is [*], 2024

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the placement agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about: our business plans, strategies and objectives; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “Cemtrex” “we,” “us,” and “our” refer to Cemtrex, Inc.

Business Overview

Cemtrex was incorporated in 1998 in the state of Delaware and has evolved through strategic acquisitions and internal growth into a leading multi-industry company.

During the first quarter of fiscal year 2023, the Company reorganized its reporting segments to be in line with its current structure, consisting of (i) Security, (ii) Industrial Services, and (iii) Cemtrex Corporate.

Security

Cemtrex’s Security segment operates under the brand of its majority owned subsidiary, Vicon Industries, Inc. (“Vicon”), which provides end-to-end security solutions to meet the toughest corporate, industrial and governmental security challenges. Vicon’s products include browser-based video monitoring systems and analytics-based recognition systems, cameras, servers, and access control systems for every aspect of security and surveillance in industrial and commercial facilities, federal prisons, hospitals, universities, schools, and federal and state government offices. Vicon provides innovative, mission critical security and video surveillance solutions utilizing Artificial Intelligence (AI) based data algorithms.

Industrial Services

Cemtrex’s Industrial Services segment operates under the brand, Advanced Industrial Services (“AIS”), which offers single-source expertise and services for rigging, millwrighting, in plant maintenance, equipment erection, relocation, and disassembly to diversified customers. AIS installs high precision equipment in a wide variety of industrial markets like automotive, printing & graphics, industrial automation, packaging, and chemicals, among others. AIS is a leading provider of reliability-driven maintenance and contracting solutions for machinery, packaging, printing, chemical, and other manufacturing markets. The focus is on customers seeking to achieve greater asset utilization and reliability to cut costs and increase production from existing assets, including small projects, sustaining capital, turnarounds, maintenance, specialty welding services, and high-quality scaffolding.

Cemtrex Corporate

Cemtrex’s Corporate segment is the holding company of our other two segments.

Business Strategy

Our focus is to utilize our resources and capabilities to build brands and businesses in areas where we see unique opportunities to create exceptional value for our customers, shareholders, and employees over the long term. We aim to grow in markets where we see significant long-term opportunity to create an attractive return on shareholder equity. Generally, these markets are high growth markets that are changing due to innovation, new technologies, or other industry shifts taking place. In these markets we seek to build or acquire businesses that have attractive gross margins, strong opportunities for customer retention, and are asset light. We take a long-term approach with our strategies and seek returns over five years or longer time horizons.

We believe our ability to attract and retain new customers comes from our ongoing commitment to understanding our customers’ business performance requirements and our expertise in meeting or exceeding these requirements and enhancing their competitive advantage through cutting edge technology. We work closely with our customers from an operational and senior executive level to achieve a deep understanding of our customer’s goals, challenges, strategies, operations, and products to ultimately provide the best solutions for them.

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We continue to seek and execute additional strategic acquisitions and focus on expanding our products and services as well as entering new markets. We believe that the diversity of our products & services and our ability to deliver full solutions to a variety of end markets provides us with multiple sources of income and growth and a competitive advantage relative to other players in the industry. We constantly look for opportunities to gain new customers and penetrate geographic locations and end markets or acquire new product or service opportunities through acquisitions that are operationally and financially beneficial for the Company.

Recent Developments

Sale of Former Cemtrex Brands

On November 22, 2022, the Company entered into two Asset Purchase Agreements and one Simple Agreement for Future Equity (“SAFE”) with the Company’s CEO, Saagar Govil, to secure the sale of the subsidiaries Cemtrex Advanced Technologies, Inc, which include the brand SmartDesk, and Cemtrex XR, Inc., which include the brands Cemtrex XR, Virtual Driver Interactive, Bravo Strong, and good tech (formerly Cemtrex Labs), to Mr. Govil.

On November 22, 2022, the Company completed the above disposition for the following consideration.

●	Cemtrex XR, Inc.

○	$895,000 comprised of:

■	$75,000 in cash payable at Closing; and
■	5% royalty of all revenues on the Business to be paid 90 days after the end of each calendar year for the next three years; and should the total sum of royalties due be less than $820,000 at the end of the three-year period, Purchaser shall be obligated to pay the difference between $820,000 and the royalties paid.

●	Cemtrex Advanced Technologies, Inc.

○	$10,000 in cash payable at Closing; and
○	5% royalty of all revenues on the Business to be paid 90 days after the end of each calendar year for the next 5 years; and
○	$1,600,000 in SAFE (common equity) at any subsequent fundraising or exit above $5M with a $10M cap.

The Company’s Board of Directors, excluding Saagar Govil who abstained from all voting on these agreements, approved these actions and agreements.

Acquisition of Heisey Mechanical

On July 1, 2023, the Company under AIS, completed the acquisition of a leading service contractor and steel fabricator that specializes in industrial and water treatment markets, Heisey Mechanical, Ltd. (“Heisey”) based in Columbia, Pennsylvania for $2,400,000 plus adjustments for the outstanding contract assets and liabilities of $393,291. The real estate of the business was purchased at fair market value on August 30, 2023, for $1,500,000 in a separate transaction.

Heisey provides the water treatment industry with a variety of fabricated vessels and equipment including ASME pressure vessels, heat exchangers, mix tanks, reactors, and other specialized fabricated equipment. Additionally, the contracting team assists with installation and service of fabricated items. The company has over 33,000 square feet of manufacturing floor space in its facility and an experienced staff of fabricators, welders, and field mechanics.

The purchase price allocation presented below is still preliminary but has been developed based on an estimate of fair values of Heisey’s identifiable tangible and intangible assets acquired and liabilities assumed as of July 1, 2023. The final allocation of the purchase price will be determined within one year from the closing date of the Heisey acquisition.

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The consideration transferred and preliminary allocation of Heisey’s tangible and intangible assets and liabilities, are as follows:

Consideration Transferred:
Cash	$393,291
Seller’s note	240,000
Financed amount	2,160,000
Total consideration transferred	$2,793,291

Purchase Price Allocation:
Inventory	300,000
Contract assets	667,259
Machinery and equipment	1,625,000
Contract liabilities	(216,469)
Accrued expenses	(57,499)
Goodwill	475,000
Total consideration transferred	$2,793,291

The unaudited pro forma summary below presents the results of operations as if the Heisey acquisition occurred on October 1, 2021. Unaudited proforma adjustments for the twelve months ended September 30, 2023, includes $127,800 of depreciation expense from acquired fixed assets, $127,883 of interest expense on the debt used in the acquisition. Unaudited proforma adjustments for the twelve months ended September 30, 2022, includes $255,600 of depreciation expense from acquired fixed assets, $81,140 of interest expense on the debt used in the acquisition. The unaudited pro forma summary uses estimates and assumptions based on information available at the time. Management believes the estimates and assumptions to be reasonable; however, actual results may have differed significantly from this pro forma financial information. The unaudited pro forma information does not reflect any cost savings, operating synergies or revenue enhancements that might have been achieved from combining the operations. The unaudited pro forma summary is provided for illustrative purposes only and does not purport to represent the Company’s actual consolidated results of operations had the acquisition been completed as of the date presented, nor should it be considered indicative of Cemtrex’s future consolidated results of operations.

	Unaudited
	For the year ended
	September 30, 2023	September 30, 2022

Revenues	$66,274,838	$53,970,595
Net loss	(9,173,748)	(13,038,817)

On August 30, 2023, the Company acquired a mortgage in the amount of $1,200,000 from Fulton Bank to finance the purchase of the properties formerly owned by Heisey Mechanical Ltd. The mortgage carries interest at the Secured Overnight Financing Rate (SOFR) plus 2.8% and matures on September 30, 2043.

Common Stock Reverse Stock Split

On January 25, 2023, the company completed a 35:1 reverse stock split on its common stock. All share and per share data have been retroactively adjusted for this reverse split.

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Notice of Delisting, Extension of Cure Period, and Subsequent Compliance

Series 1 Preferred Stock

On July 29, 2022, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s Series 1 preferred stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer met the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

On January 26, 2023, the Company received a notification letter from the Listing Qualifications Department of Nasdaq notifying the Company that, it had been granted an additional 180 days or until July 24, 2023, to regain compliance with the Minimum Bid Price Requirement based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

On July 25, 2023, the Company received a Notice of Staff Determination from the Listing Qualifications Department of Nasdaq notifying the Company that its Series 1 Preferred Stock had not gained compliance and would be suspended from trading at the opening of business on August 3, 2023. The Company thereafter requested a hearing.

On July 25, 2023, the Company received notification that it had been granted a hearing on September 14, 2023.

On September 8, 2023, the Company received a letter from the Nasdaq Hearings Panel (“Panel”) informing the Company that the Panel has granted the Company a temporary exception to regain compliance with the Minimum Bid Price Rule.

The Company had represented that it intends to effect a reverse stock split if necessary to regain compliance no later than January 5, 2024, and described the actions it intends to take to be able to meet that timeline. Accordingly, the Company has been granted an exception until January 19, 2024, to effect the reverse stock split and thereafter regain compliance with the Minimum Bid Price Rule.

On December 29, 2023, the Company had reconvened a special meeting of stockholders of the Series 1 Preferred Stock (the “Special Meeting”) to gain shareholder approval to effect the reverse stock split. At the time of the reconvened Special Meeting, there were insufficient votes represented by proxy or virtually in person to constitute a quorum for the transaction of business at the Special Meeting. Pursuant to the Company’s Bylaws, the meeting will not be further adjourned and thus the resolution did not pass.

On January 3, 2024, the Company received a letter from The Nasdaq Stock Market LLC’s Hearings Panel notifying the Company that it has made the following amendments to the exception granted on September 8, 2023.

■	On January 8, 2024, the Company’s Series 1 Preferred Stock shall close at a minimum bid price of at least $1 per share and maintain such closing bid price for a minimum of ten consecutive business days; and
■	On January 22, 2024, the Company shall have demonstrated compliance with Listing Rule 5555(a)(1), by evidencing a closing bid price of $1 or more per share for a minimum of ten consecutive trading sessions.

The Company has purchased 71,951 shares back shares under the Share Repurchase Program approved on August 22, 2023, which allows the Company to repurchase shares of the Series 1 Preferred Stock through various means, including through privately negotiated transactions and through an open market program. On January 5, 2024, the closing price of the Company’s Series 1 Preferred Stock, closed at the minimum closing bid price, and has maintained the minimum closing bid price through January 12, 2024.

Common Stock

On January 24, 2022, the Company received a notification letter from the Listing Qualifications Department of Nasdaq notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer met the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

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On July 26, 2022, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC Nasdaq notifying the Company that, it had been granted an additional 180 days or until January 23, 2023, to regain compliance with the Minimum Bid Price Requirement based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

On January 26, 2023, the Company received a notification letter from the Listing Qualifications Department of Nasdaq notifying the Company that it has not regained compliance with Listing Rule 5550(a)(2) and accordingly would be delisted from the Capital Market. The Company then requested and had been granted a hearing to occur on March 16, 2023, appealing this determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

On February 8, 2023, the Company received a notification letter from the Listing Qualifications Department of Nasdaq notifying the Company that it has regained compliance with Listing Rule 5550(a)(2) and is in compliance with all applicable listing standards. The Company’s common stock will continue to be listed and traded on The Nasdaq Stock Market.

Settlement with the Securities and Exchange Commission

On September 30, 2022, acting pursuant to an offer of settlement submitted by the Company, the U.S. Securities and Exchange Commission (“SEC”) issued an order pursuant to Section 8A of the Securities Act, directing the Company to cease and desist from committing or causing any violations and any future violations of Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder (the “SEC Order”).

The SEC Order also directed Mr. Saagar Govil to cease and desist from committing or causing any violations and any future violations of Section 17(a)(3) of the Securities Act.

The SEC found that, as a result of its conduct, which was neither admitted nor denied, the Company violated Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, which prohibit fraudulent conduct in the offer or sale of securities and in connection with the purchase or sale of securities.

The SEC also found that, as a result of his conduct, which was neither admitted nor denied, Mr. Govil violated Section 17(a)(3) of the Securities Act, which makes it illegal to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

In addition to the above cease and desists, the Company undertook to not publicly announce that it has partnered with another company or that another company has become a customer of the Company without providing prior written notice, including a copy of the announcement text, to the businessperson at the other company responsible for that company’s relationship with the Company.

Also, the Company received a civil monetary penalty of two million two hundred thousand dollars ($2,200,000) in the aggregate that must be paid to the SEC. Mr. Govil also received a civil monetary penalty of three hundred and fifty thousand dollars ($350,000) in the aggregate that must be paid to the SEC. The company and Mr. Govil have remitted the payments as of September 30, 2022. The SEC Order can be accessed at www.sec.gov.

Going Concern Considerations

The Company has incurred substantial losses of $9,196,875 and $13,020,958 for fiscal years 2023 and 2022, respectively, and has debt obligations over the next fiscal year of $14,507,711 and working capital of $1,948,923, that raise substantial doubt with respect to the Company’s ability to continue as a going concern.

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While our working capital and current debt indicate a substantial doubt regarding the Company’s ability to continue as a going concern, the Company has historically, from time to time, satisfied and may continue to satisfy certain short-term liabilities through the issuance of common stock, thus reducing our cash requirement to meet our operating needs. Additionally, the Company has sold unprofitable brands, reducing the cash required to maintain those brands, reevaluated our pricing model on our Vicon brand to improve margins on those products, and has effected a 35:1 reverse stock split on our common stock to remain trading on the Nasdaq Capital Markets, and improve our ability to potentially raise capital through equity offerings that we may use to satisfy debt. In the event additional capital is raised through equity offerings and/or debt is satisfied with equity, it may have a dilutive effect on our existing stockholders. While the Company believes these plans are sufficient to meet the capital demands of our current operations for at least the next twelve months, the is no guarantee that we will succeed. Overall, there is no guarantee that cash flow from our existing or future operations and any external capital that we may be able to raise will be sufficient to meet our working capital needs. The Company currently does not have adequate cash to meet our short or long-term needs. The condensed consolidated financial statements do not include any adjustments relating to this uncertainty.

Potential Impacts of COVID-19 on our Business

The COVID-19 pandemic impacted our business operations and the results of our operations during fiscal years 2022 and 2021, primarily with delays in orders by many customers and new product development, including newer versions of surveillance software since our technical facility in Pune, India had been under lock down on multiple occasions. Overall bookings level in our business were down by more than 20%, compared to fiscal 2021 levels during certain periods. Bookings and revenue have largely recovered in this calendar year compared to last year. However, due to ongoing delays in certain supply chain areas, the expected launch times of our new products and new versions has resulted in delays of several months. These supply chain issues have also affected the Company’s ability to obtain inventory for our current bookings, and the Company has implemented a buildup of inventory levels to remain competitive and keep backlog orders at a minimum. Additionally, increased costs and the need to increase wages to retain talent may cause our gross margin percentages to shrink and our operational costs to rise. In response to these increased costs, the Company has implemented an ongoing review of our pricing to cover these additional costs while remaining competitive.

The broader implications of COVID-19 on our results from operations going forward remains uncertain. The COVID-19 pandemic and the resulting supply chain issues and inflation has the potential to cause adverse effects to our customers, suppliers or business partners in locations that have or will experience more pronounced disruptions, which could result in a reduction to future revenue and manufacturing output as well as delays in our new product development activities. However, opportunities in the video surveillance field have been growing for Vicon products.

The extent of the pandemic’s effect on our operational and financial performance will depend in large part on future developments, which cannot be reasonably estimated at this time. Future developments include the emergence of new virus variants that are more contagious or harmful than prior variants, the actions taken to contain or mitigate its impact both within and outside the jurisdictions where we operate, the impact on governmental programs and budgets, the development of treatments or vaccines, and the resumption of widespread economic activity. Due to the inherent uncertainty of the unprecedented and rapidly evolving situation, we are unable to predict with any confidence the likely impact of the COVID-19 pandemic on our future operations.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks and others are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary and in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, which is incorporated by reference in this prospectus. These risks include the following:

■	Our operations and performance depend significantly on global and regional economic conditions and adverse economic conditions can materially adversely affect our business, results of operations and financial condition.
■	The report of our independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.
■	There is no guarantee that cash flow from operations and/or debt and equity financings will provide sufficient capital to meet our expansion goals working capital needs or fund our operations.

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■	We have a history of losses and may experience losses in the future, which could result in the market price of our common stock declining.
■	We have substantial debt which could adversely affect our ability to raise additional capital to fund operations and prevent us from meeting our obligations under outstanding indebtedness.
■	Our ability to secure and maintain sufficient credit arrangements is key to our continued operations and there is no assurance we will be able to obtain sufficient additional equity or debt financing in the future.
■	We are substantially dependent upon the success and continued market acceptance of our technology, the absence of which may significantly reduce our sales, profits and cash flow and adversely impact our financial condition.
■	We have taken a multi-operational approach, and some of our business segments have historically failed to benefit our company to date, and there remains a risk that our remaining segments may not prove to be successful. We may divest or expand into new areas that are outside of our current business activities and those activities may not prove to be successful.
■	Our future operating results depend in part on continued successful research, development and marketing of new and improved products and services through our Security segment, and there can be no assurance that we will successfully introduce new products and services into the market.
■	Our future operating results depends in part on the continued successful operation of our Industrial Services segment, and there can be no assurance that we will be successful in this business.
■	Our products face intense competitive challenges, including rapid technological changes, and pricing pressure from competitors, which could adversely affect our business.
■	We could be subject to additional civil penalties or face criminal penalties and sanctions if we violate the terms of settlement with the SEC.
■	We have grown through acquisitions and are continuously looking to fund other acquisitions; our failure to raise funds for acquisitions may have the effect of slowing down our growth and our use of funds for acquisitions subjects us to acquisition-related risks.
■	The loss of the services of Saagar Govil for any reason would materially and adversely affect our business operations and prospects.
■	Our management stockholders have significant stockholdings in and influence over our company which could make it impossible for public stockholders to influence the affairs of our company.
■	Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.
■	Our securities may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.

The Offering

Common Stock to be Offered	Up to [*] shares based on the sale of our common stock at an assumed combined public offering price of $ [*] per share of common stock and accompanying Common Warrants, which is the closing price of our common stock on Nasdaq on [*], 2024, and assuming no sale of any Prefunded Warrants.

Prefunded Warrants to be Offered

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Prefunded Warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Prefunded Warrant will be exercisable for one share of our common stock. The purchase price of each Prefunded Warrant and accompanying Common Warrants will equal the price at which the share of common stock and accompanying Common Warrants are being sold to the public in this offering, minus $0.0001, and the exercise price of each Prefunded Warrant will be $0.0001 per share. The Prefunded Warrants will be exercisable immediately and may be exercised at any time until all of the Prefunded Warrants are exercised in full.

This offering also relates to the shares of common stock issuable upon exercise of the Prefunded Warrants sold in this offering. For each Prefunded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue Common Warrants for each share of our common stock and for each Prefunded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and Prefunded Warrants sold.

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Common Warrants to be Offered

Each share of our common stock and each Prefunded Warrant to purchase one share of our common stock is being sold together with a Series A-1 Warrant to purchase one share of our common stock and a Series A-2 Warrant to purchase one share of our common stock. Each Series A-1 Warrant will have an exercise price of $ [*] per share, will be immediately exercisable and will expire on the five-year anniversary of the original issuance date. Each Series A-2 Warrant will have an exercise price of $ [*] per share, will be immediately exercisable and will expire on the eighteen-month anniversary of the original issuance date.

The shares of common stock and Prefunded Warrants, and the accompanying Common Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Common Warrants.

Common Stock Outstanding After This Offering (1)	[*] shares (assuming we sell only shares of common stock and no Prefunded Warrants and assuming no exercise of the Common Warrants).

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $ [*] million, based on an assumed combined public offering price of $ [*] per share of common stock and accompanying Common Warrants which was the closing price of our common stock on Nasdaq on [*], 2024, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming we sell only shares of common stock and no Prefunded Warrants and excluding the proceeds, if any, from the exercise of the Common Warrants in this offering.

We currently intend to use the net proceeds from the offering to [*] as well as for other research and development activities, and for general working capital needs. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies or to fund the development of any such complementary businesses, products or technologies. We currently have no plans for any such acquisitions or investments. See “Use of Proceeds” beginning on page 29.

Risk Factors	See “Risk Factors” beginning on page 11 of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should consider carefully when making an investment decision.

Nasdaq Symbol	Our common stock is listed on Nasdaq under the symbol “CETX” and our Series 1 Preferred Stock is listed on Nasdaq under the symbol “CETXP.” There is no established trading market for the Common Warrants or the Prefunded Warrants, and we do not expect a trading market to develop. We do not intend to list the Common Warrants or the Prefunded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Common Warrants and the Prefunded Warrants will be extremely limited.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 1,055,636 shares of our common stock outstanding as of January 12, 2024, and, unless otherwise indicated, excludes, as of that date:

■	28,796 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $50.76 per share; and

■	1,991,207 shares of Common Stock reserved for future issuance under the Company’s 2020 Equity Compensation Plan.

Except as otherwise indicated, the information in this prospectus assumes: (i) no sale of the Prefunded Warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on an one-for-one basis; (ii) no exercise of any Common Warrants to be issued in this offering; (iii) no exercise of the placement agent warrants to be issued to the placement agent or its designees as compensation in connection with this offering; and (iv) no exercise of the options or warrants described above.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the securities offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Macroeconomics Conditions and International Operations

Our operations and performance depend significantly on global and regional economic conditions and adverse economic conditions can materially adversely affect our business, results of operations and financial condition.

Adverse macroeconomic conditions, including slow growth or recession, high unemployment, inflation, tighter credit, higher interest rates, and currency fluctuations, can adversely impact consumer confidence and spending and materially adversely affect demand for our products and services. In addition, consumer confidence and spending can be materially adversely affected in response to changes in fiscal and monetary policy, financial market volatility, declines in income or asset values, and other economic factors.

In addition to an adverse impact on demand for our products and services, uncertainty about, or a decline in, global or regional economic conditions can have a significant impact on our suppliers, contract manufacturers, logistics providers, distributors, and other channel partners, and developers. Potential outcomes include financial instability; inability to obtain credit to finance business operations; and insolvency.

Adverse economic conditions can also lead to increased credit and collectability risk on our trade receivables; the failure of derivative counterparties and other financial institutions; limitations on our ability to issue new debt; reduced liquidity; and declines in the fair values of our financial instruments. These and other impacts can materially adversely affect our business, results of operations, financial condition and stock price.

Our business can be impacted by political events, trade and other international disputes, war, terrorism, natural disasters, public health issues, industrial accidents and other business interruptions.

Political events, trade and other international disputes, war, terrorism, natural disasters, public health issues (such as COVID-19), industrial accidents and other business interruptions can harm or disrupt international commerce and the global economy and could have a material adverse effect on us and our customers, suppliers, contract manufacturers, logistics providers, distributors, and other channel partners.

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Restrictions on international trade, such as tariffs and other controls on imports or exports of goods, technology or data, can materially adversely affect our operations and supply chain and limit our ability to offer and distribute products and services to customers. The impact can be particularly significant if these restrictive measures apply to countries and regions where we derive a significant portion of our revenues and/or have significant supply chain operations. Restrictive measures can require us to take various actions, including changing suppliers and restructuring business relationships. Changing our operations in accordance with new or changed restrictions on international trade can be expensive, time-consuming and disruptive to our operations. Such restrictions can be announced with little or no advance notice and we may not be able to effectively mitigate all adverse impacts from such measures. For example, tensions between governments, including the U.S. and China, have in the past led to tariffs and other restrictions being imposed on our business. If disputes and conflicts further escalate in the future, actions by governments in response could be significantly more severe and restrictive and could materially adversely affect our business. Political uncertainty surrounding trade and other international disputes could also have a negative effect on consumer confidence and spending, which could adversely affect our business.

Many of our operations and facilities, as well as critical business operations of our suppliers and contract manufacturers, are in locations that are prone to earthquakes and other natural disasters. In addition, such operations and facilities are subject to the risk of interruption by fire, power shortages, nuclear power plant accidents and other industrial accidents, terrorist attacks and other hostile acts, ransomware and other cybersecurity attacks, labor disputes, public health issues, including pandemics such as the COVID-19 pandemic, and other events beyond our control. Global climate change is resulting in certain types of natural disasters, such as droughts, floods, hurricanes and wildfires, occurring more frequently or with more intense effects. Such events can make it difficult or impossible for us to manufacture and deliver products to our customers, create delays and inefficiencies in our supply and manufacturing chain, and result in slowdowns and outages to our product and service offerings, and negatively impact consumer spending and demand in affected areas. Following an interruption to our business, we can require substantial recovery time, experience significant expenditures to resume operations, and lose significant sales.

Our operations are also subject to the risks of industrial accidents at our suppliers and contract manufacturers. While our suppliers are required to maintain safe working environments and operations, an industrial accident could occur and could result in serious injuries or loss of life, disruption to our business, and harm to our reputation. Major public health issues, including pandemics such as the COVID-19 pandemic, have adversely affected, and could in the future materially adversely affect, us due to their impact on the global economy and demand for consumer products; the imposition of protective public safety measures, such as stringent employee travel restrictions and limitations on freight services and the movement of products between regions; and disruptions in our operations, supply chain and sales and distribution channels, resulting in interruptions to the supply of current products and offering of existing services, and delays in production ramps of new products and development of new services.

Volatility in currency exchange rates may adversely affect our financial condition, results of operations and cash flows.

Our international operations accounted for approximately 9.2% of our net sales in 2023. We are exposed to the effects (both positive and negative) that fluctuating exchange rates have on translating the financial statements of our international operations, most of which are denominated in local currencies, into the U.S. dollar. Fluctuations in exchange rates may affect product demand and reported profits in our international operations. In addition, currency fluctuations may affect the prices we pay suppliers for materials used in our products, along with other local costs incurred in foreign countries for foreign entities with U.S. dollar functional currency. As a result, fluctuating exchange rates may adversely impact our results of operations and cash flows.

Our business and results of operations may be materially adversely affected by compliance with import and export laws.

We must comply with various laws and regulations relating to the import and export of products, services and technology from the U.S. and other countries having jurisdiction over our operations, which may affect our transactions with certain customers, business partners and other persons. In certain circumstances, export control and economic sanctions regulations may prohibit the export of certain products, services, and technologies and in other circumstances, we may be required to obtain an export license before exporting a controlled item. The length of time required by the licensing processes can vary, potentially delaying the shipment of products or performance of services and the recognition of the corresponding revenue. In addition, failure to comply with any of these regulations could result in civil and criminal, monetary and non-monetary penalties, disruptions to our business, limitations on our ability to import and export products and services and damage to our reputation. Moreover, any changes in export control or sanctions regulations may further restrict the export of our products or services, and the possibility of such changes requires constant monitoring to ensure we remain compliant. Any restrictions on the export of our products or product lines could have a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

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Risks Related to Covid-19

The global pandemic may disrupt our business or the business of our customers.

In December 2019, a novel strain of corona virus, which causes the infectious disease known as COVID-19 was reported. The World Health Organization declared COVID-19 a Public Health Emergency and Global Pandemic. COVID-19 has severely impacted economies around the world.

The current COVID-19 pandemic has impacted our business operations and the results of our operations in this fiscal year, primarily with delays in expected orders by many customers and new product development, including newer versions of surveillance software since our technical facility in Pune, India has been under lock down on multiple occasions. Bookings and revenue have largely recovered in this calendar year compared to last year. In addition, due to delays in certain supply chain areas, the expected launch times of our new products and new versions has resulted in delays of several months.

The broader implications of COVID-19 on our results from operations going forward remains uncertain. The COVID-19 pandemic has the potential to cause adverse effects to our customers, suppliers or business partners in locations that have or will experience more pronounced disruptions, which could result in a reduction to future revenue and manufacturing output as well as delays in our new product development activities. However, on the other hand, opportunities in the video surveillance field have been growing for Vicon products.

The extent of the pandemic’s effect on our operational and financial performance will depend in large part on future developments, which cannot be reasonably estimated at this time. Future developments include the duration, scope and severity of the pandemic, the emergence of new virus variants that are more contagious or harmful than prior variants, the actions taken to contain or mitigate its impact both within and outside the jurisdictions where we operate, the impact on governmental programs and budgets, the development of treatments or vaccines, and the resumption of widespread economic activity. Due to the inherent uncertainty of the unprecedented and rapidly evolving situation, we are unable to predict with any confidence the likely impact of the COVID-19 pandemic on our future operations. This could materially impact our results of operations, cash flows, and financial condition.

Risks Related to our Financial Condition

The report of our independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

The Company has incurred substantial losses of $9,196,875 and $13,020,958 for fiscal years 2023 and 2022, respectively, and has debt obligations over the next fiscal year of $14,507,711 and working capital of $1,948,923, that raise substantial doubt with respect to the Company’s ability to continue as a going concern.

While our working capital and current debt indicate a substantial doubt regarding the Company’s ability to continue as a going concern, the Company has historically, from time to time, satisfied and may continue to satisfy certain short-term liabilities through the issuance of common stock, thus reducing our cash requirement to meet our operating needs. Additionally, the Company has sold unprofitable brands, reducing the cash required to maintain those brands, reevaluated our pricing model on our Vicon brand to improve margins on those products, and has effected a 35:1 reverse stock split on our common stock to remain trading on the Nasdaq Capital Markets, and improve our ability to potentially raise capital through equity offerings that we may use to satisfy debt. In the event additional capital is raised through equity offerings and/or debt is satisfied with equity, it may have a dilutive effect on our existing stockholders. While the Company believes these plans are sufficient to meet the capital demands of our current operations for at least the next twelve months, the is no guarantee that we will succeed. Overall, there is no guarantee that cash flow from our existing or future operations and any external capital that we may be able to raise will be sufficient to meet our working capital needs. The Company currently does not have adequate cash to meet our short or long-term needs. The condensed consolidated financial statements do not include any adjustments relating to this uncertainty.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of approximately $ [*] million from this offering (assuming an offering with gross proceeds of $ [*] million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs for the next [*] months under our current business plan. Assuming that we receive net proceeds of approximately $ [*] million from this offering (assuming an offering with gross proceeds of $ [*] million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs for the next [*] months under our current business plan. Assuming that we receive net proceeds of approximately $ [*] million from this offering (assuming an offering with gross proceeds of $ [*] million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs for the next months under our current business plan. Without giving effect to the receipt of any proceeds from this offering, we currently estimate that our existing cash and cash equivalents are sufficient to fund business operations into.

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There is no guarantee that cash flow from operations and/or debt and equity financings will provide sufficient capital to meet our expansion goals working capital needs or fund our operations.

Our current strategic plan includes the expansion of our company both organically and through acquisitions if market conditions and competitive conditions allow. Due to the long-term nature of investments in acquisitions and other financial needs to support organic growth, including working capital, we expect our long-term and working capital needs to periodically exceed the short-term fluctuations in cash flow from operations. We anticipate that we may need to raise additional external capital from the sale of common stock, preferred stock and debt instruments as market conditions may allow, in addition to cash flow from operations (which may not always be sufficient), to fund our growth and working capital needs.

In the event that we need to raise significant amounts of external capital at any time or over an extended period, we face a risk that we may need to do so under adverse capital market conditions with the result that our existing shareholders, as well as persons who acquire our common stock, may incur significant and immediate dilution should we raise capital from the sale of our common or preferred stock. Similarly, we may need to meet our external capital needs from the sale of secured or unsecured debt instruments at interest rates and with such other debt covenants and conditions as the market then requires. However, there can be no guarantee that we will be able to raise external capital on terms that are reasonable in light of current market conditions. In the event that we are not able to do so, those who acquire our common stock may face significant and immediate dilution and other adverse consequences. Further, debt covenants contained in debt instruments that we issue may limit our financial and operating flexibility with consequent adverse impact on our common stock market price.

We have a history of losses and may experience losses in the future, which could result in the market price of our common stock declining.

We have incurred net losses, including net losses attributable to Cemtrex, Inc. shareholders of $9.2 million in 2023, $13.0 million in 2022, and $7.8 million in 2021. We have an accumulated deficit of $64.2 million as of September 30, 2023. We expect to continue to incur significant product development, sales and marketing and administrative expenses. As a result, we will need to generate significant revenues to achieve profitability. We cannot be certain that we will achieve profitability in the future or, if we achieve profitability, to sustain it. If we do not achieve and maintain profitability, the market price for our common stock may decline, perhaps substantially.

The Company is exposed to credit risk, market risk, and fluctuations in the value of its investment portfolio.

The Company may, from time to time invest excess cash that the Company has on hand in large cap securities listed on major exchanges, including stocks and options. The Company’s investments can be negatively affected by liquidity, credit deterioration, financial results, market and economic conditions, political risk, sovereign risk, interest rate fluctuations or other factors.

Although we have not recognized any material losses related to our cash equivalents, short-term investments, or long-term investments, future declines in the market values of such investments could have an adverse effect on our financial condition and operating results. As a result, the value and liquidity of the Company’s cash, cash equivalents, and marketable securities may fluctuate substantially. Therefore, although the Company has not realized any significant losses on its cash, cash equivalents, and marketable securities, future fluctuations in their value could result in significant losses and could have an adverse impact on the Company’s financial condition and operating results.

We have substantial debt which could adversely affect our ability to raise additional capital to fund operations and prevent us from meeting our obligations under outstanding indebtedness.

As of September 30, 2023, our total indebtedness was approximately $24.4 million, including notes payable of $18.1 million, mortgage payable of $3.4 million, vendor financed purchase of $0.7 million, and bank loans of $2.2 million, including $0.9 million of PPP loans that the Company expects to be forgiven. By comparison, as of September 30, 2022, our total indebtedness was approximately $20.6 million, including notes payable of $17.7 million, mortgage payable of $2.3 million, and bank loans of $0.6 million, including $0.1 million of PPP loans. For 2023 and 2022 approximately $14.5 million and $16.9 million, respectively, of such debt is classified as current. This substantial debt could have important consequences, including the following: (i) a substantial portion of our cash flow from operations may be dedicated to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations, future business opportunities and capital expenditures; (ii) our ability to obtain additional financing for working capital, debt service requirements and general corporate purposes in the future may be limited; (iii) we may face a competitive disadvantage to lesser leveraged competitors; (iv) our debt service requirements could make it more difficult to satisfy other financial obligations; and (v) we may be vulnerable in a downturn in general economic conditions or in our business and we may be unable to carry out activities that are important to our growth.

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Our ability to make scheduled payments of the principal of, or to pay interest on, or to refinance our indebtedness depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond management’s control. If we are unable to generate sufficient cash flow to service our debt or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, which could impair our liquidity. Any refinancing of indebtedness, if available at all, could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. Despite our significant amount of indebtedness, we may need to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial debt.

Our ability to secure and maintain sufficient credit arrangements is key to our continued operations and there is no assurance we will be able to obtain sufficient additional equity or debt financing in the future.

There is no assurance that we will be able to retain or renew our credit agreements and other finance agreements in the future. In the event our company grows rapidly, the uncertain economic climate continues, or we acquire one or more other companies, additional financing resources will likely be necessary in the current or future fiscal years. As a smaller public company with a limited ability to attract and obtain financing, there is no assurance that we will be able to obtain sufficient additional equity or debt financing in the future on terms that are reasonable in light of current market conditions.

Risks Related to our Business

We are substantially dependent upon the success and continued market acceptance of our technology, the absence of which may significantly reduce our sales, profits and cash flow and adversely impact our financial condition.

Competing technologies may be offered by both existing competitors or by those that enter the market, and these competing technologies may offer a better cost-benefit ratio than our products and/or at lower prices with the result that our sales, profits, and cash flow may suffer significantly over an extended period with serious adverse impact on our financial condition.

We have taken a multi-operational approach, and some of our business segments have historically failed to benefit our company to date, and there remains a risk that our remaining segments may not prove to be successful. We may divest or expand into new areas that are outside of our current business activities and those activities may not prove to be successful.

We continuously assess the composition of our portfolio businesses to ensure it is aligned with our strategic objectives and positioned to maximize growth and return in the coming years. Since our business concerns new and developing technologies, and many of these endeavors fail, some of the businesses in our portfolio may not be successful in generating sufficient revenue to be a viable option for our company.

Currently, the Company has the following business segments, consisting of (i) Security, (ii) Industrial Services, and (iii) Cemtrex Corporate. Within these segments there are a number of technologies that we are pursuing, as discussed in this annual report under “Item 1. Business.” There is a risk that one or more of our technologies will not be successful in generating revenue to sustain the expenditures associated with its existence. Moreover, having multiple business segments may present challenges, such as fluctuations in our operating results, using the company’s limited resources on less worthy business pursuits, and distracting management from obtaining its goals with respect to our overall operations. If we are unable to establish our technologies in the market, and overcome the challenges of doing so, we could go out of business.

As we continuously review our portfolio of businesses we may exit or enter into new business activities which may ultimately prove to be unsuccessful.

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Our future operating results depend in part on continued successful research, development and marketing of new and improved products and services through our Security segment, and there can be no assurance that we will successfully introduce new products and services into the market.

The success of new and improved products and services through our Security segment depends on our research and development efforts and the initial acceptance of our products and solutions by consumers. Our business is affected by varying degrees of technological change and corresponding shifts in customer demand, which result in unpredictable product transitions, shortened life cycles and increased importance of being first to market with new products and services. We may experience difficulties or delays in the research and development, production and/or marketing of new products and services due to lack of capital, which may negatively impact our operating results and prevent us from recouping or realizing a return on the investments required to continue to bring new products and services to market.

Our future operating results depends in part on the continued successful operation of our Industrial Services segment, and there can be no assurance that we will be successful in this business.

The success of selling services through our Industrial Services segment depends on our ability to hire and retain talent, our ability to market these services successfully to clients, the overall demand for these services, and the quality of our workmanship by our customers, among other factors. Our business is affected by varying degrees of technological change and corresponding shifts in customer demand, which result in unpredictable product transitions, shortened life cycles and increased importance of being first to market with new products and services. We may experience difficulties or delays in the delivery of services due to lack of capital or lack of adequate talent, which may negatively impact our operating results and prevent us from recouping or realizing a return on the investments required to continue to compete in our markets.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

■	general economic conditions in the geographies and industries where we sell our services and conduct operations; legislative policies where we sell our services and conduct operations;
■	the budgetary constraints of our customers; seasonality;
■	success of our strategic growth initiatives;
■	costs associated with the launching or integration of new or acquired businesses;
■	timing of new product introductions by us, our suppliers and our competitors; product and service mix, availability, utilization and pricing;
■	the mix, by state and country, of our revenues, personnel and assets;
■	movements in interest rates or tax rates;
■	changes in, and application of, accounting rules;
■	changes in the regulations applicable to us; and
■	litigation matters.

As a result of these factors, we may not succeed in our business, and we could go out of business.

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We operate in a cyclical business, which could result in significant fluctuations in demand for our products.

Cyclical changes in our customers’ businesses have, in the past, resulted in, and may in the future result in, significant fluctuations in demand for our products, selling prices, and our profitability. Most of our customers operate in cyclical industries. Their requirements for our technologies fluctuate significantly as a result of changes in general economic conditions, technological changes, customer demand, and other factors. During periods of increasing demand, our customers typically seek to increase their inventory of our products to avoid production bottlenecks. When demand for their products peaks and begins to decline, as has happened in the past, they tend to reduce or cancel orders for our products while they use up accumulated inventory. Business cycles vary somewhat in different geographical regions and customer industries. Significant fluctuations in sales of our products affect our unit manufacturing costs and affect our profitability by making it more difficult for us to predict our production, raw materials, and shipping needs. Changes in demand mix, needed technologies, and end-use markets may adversely affect our ability to match our products, inventory, and capacity to meet customer demand and could adversely affect our operating results and financial condition. We are also vulnerable to general economic events or trends beyond our control, and our sales and profits may suffer in periods of weak demand.

Our sales and gross margins depend significantly on market demand for our products, as to which there can be no assurance.

The uncertainty in the United States and in the international economic and political environment could result in a decline in demand for our products in any industry. Our gross margins are dependent upon our ability to maintain sales volumes at levels that allow us to cover our fixed costs and variable costs per unit. To the extent that one or more product lines experience a significant and protracted decline in sales volume, we may experience significant declines in our gross margins that may result in losses. Further, any adverse changes in tax rates and laws affecting our customers could result in decreases in demand of our products and thus decrease our gross margins. Any of these factors could negatively impact our business, results of operations and financial condition.

In these circumstances, we anticipate that we could be required to increase or decrease staffing and more closely manage other expenses in order to meet the anticipated demand of our existing and future customers. Orders from our customers are subject to cancellation, and delivery schedules from our customers fluctuate as a result of changes in our customers’ demand, thereby adversely affecting our results of operations, and may result in higher inventory levels. Higher inventory levels may cause us to need greater external financing, which adversely affects our financial performance.

Our products face intense competitive challenges, including rapid technological changes, and pricing pressure from competitors, which could adversely affect our business.

All of our product lines are subject to significant competition from existing and future competitors, market conditions and technological change, or a combination of them, and our sales revenues and gross margins may suffer protracted and serious declines with the result that we would likely incur protracted losses. Further, the barriers to entry in several of our lines of business are not so significant that we may be facing competition from others who see significant opportunities to enter the market and undercut our prices with products that possess superior technological attributes at prices that offer our customers a better value. In this instance, we could incur protracted and significant losses and persons who acquire our common stock would suffer losses thereby.

From time to time, we may need to reduce our prices in response to competitive and customer pressures and to maintain our market share. Competition and customer pressures may also restrict our ability to increase prices in response to commodity and other input cost increases. Our results of operations will suffer if profit margins decrease, as a result of a reduction in prices, increased input costs or other factors, and if we are unable to increase sales volumes to offset those profit margin decreases. We may also need to increase spending on marketing, advertising and new product innovation to protect existing market share or increase market share. The success of our investments is subject to risks, including uncertainties about trade and consumer acceptance. As a result, our increased expenditures may not maintain or enhance market share and could result in lower profitability.

Factors affecting the industries that utilize our products could negatively impact our customers and us.

We have no real control over factors affecting the industries that utilize our products and to the extent that any one or more of these industries change dramatically, we may be facing significant financial challenges that are in excess of our existing capabilities. These factors include:

●	increased competition among our customers and their competitors;
●	the inability of our customers to develop and market their products;
●	recessionary periods in our customers’ markets;
●	the potential that our customers’ products become obsolete;
●	our customers’ inability to react to rapidly changing technology; and
●	our customers’ inability to pay for our products, which could, in turn, affect the company’s results of operations.

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If we are unable to develop new products, our competitors may develop and market products with better features that may reduce demand for our existing and potential products or otherwise result in our products becoming obsolete and could materially and adversely affect our ability to sustain profitability.

There are many larger competitors who compete directly with us and who have significantly greater financial, technological and research resources. This may serve to severely damage our ability to market and sell our products at price levels that would allow us to achieve and maintain profit margins and positive cash flow.

We are a smaller public company, and we face rapid technological change in many of our product markets and we may not be able to introduce any successful new products or any enhancements to our existing products on a timely basis, or at all. This could result in prolonged and significant losses. In addition, our introduction of new products could adversely affect sales of certain of our existing products if these new products directly compete with our existing products. If our competitors develop innovative technologies that are superior to our products or if we fail to accurately anticipate market trends and respond on a timely basis with our own innovations, we may not achieve sufficient growth in its revenues to attain profitability or if we do, we may not be able sustain profitability.

The success of new product introductions is dependent on a number of factors, including, but not limited to, timely and successful development of new products, including software development, market acceptance of these products and our ability to manage the risks associated with these introductions. These risks include development and production capabilities, management of inventory levels to support anticipated demand, the risk that new products may have quality defects in the early stages of introduction, and obsolescence risk of existing products.

Developing and maintaining a patent portfolio is an expensive and time-consuming process and there is no assurance the Company will successfully develop patents to protect the intellectual property it is working on.

We are increasingly dependent on information technology, and if we are unable to protect against service interruptions, data corruption, cyber-based attacks, or network security breaches our operations could be disrupted and we could incur significant costs and reputational harm as a result

We rely on information technology networks and systems, including the Internet, to process, transmit, and store electronic and financial information; to manage a variety of business processes and activities; and to comply with regulatory, legal, and tax requirements. We also depend on our information technology infrastructure for digital marketing and sales activities and for electronic communications among our locations, personnel, customers, and suppliers around the world. Many of the information technology systems used by us globally have been in place for many years and not all hardware and software is currently supported by vendors. These information technology systems are susceptible to damage, disruptions, or shutdowns due to failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, computer viruses, cyber-attacks, telecommunication failures, user errors, or catastrophic events. If our information technology systems suffer severe damage, disruption, or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, our product sales, financial condition, and results of operations may be materially affected, and we could experience delays in reporting our financial results.

We have been, and likely will continue to be, subject to various cyber-attacks. To date, we have seen no material impact on our business or operations from these attacks or events. Any future significant compromise, breach, or misuse of our data security could result in significant costs and damage to our reputation. The ever-evolving threats mean us and our third-party service providers must continually evaluate and adapt our respective systems and processes and overall security environment, as well as those of any companies we acquire. There is no guarantee that these measures will be adequate to safeguard against all data security compromises, breaches, or misuses. In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, compliance with those requirements could also result in additional costs.

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Third-party service providers, such as distributors, subcontractors, vendors, and data processors have access to certain portions of our sensitive data. In the event that these service providers do not appropriately protect our data, the result could be a security breach or loss of our data. Any such loss of data by our third-party service providers could have a material adverse impact on our business and results of operations.

In addition, if we are unable to prevent security breaches, we may suffer financial and reputational damage or penalties because of the unauthorized disclosure of confidential information belonging to us or to our customers or suppliers. Furthermore, the disclosure of non-public sensitive information through external media channels could lead to the loss of intellectual property or damage our reputation and brand image.

We are also in the process of converting certain information technology networks and systems and consolidating certain global systems. If such projects fail, or if unexpected technical difficulties arise, our operations and financial systems could be adversely affected. Further, we could incur additional costs or require additional technical support to resolve such difficulties.

Our operating results are sensitive to raw material and resale product availability, quality, and cost

We seek to have many sources of supply for each of our major requirements in order to avoid significant dependence on any one or a few suppliers. However, the supply of materials or other items could be disrupted by natural disasters, international trade tariffs, wars, pandemics, disputes and or other events. Despite market price volatility for certain requirements and materials pricing pressures at some of our businesses, the raw materials and various purchased components needed for our products have generally been available in sufficient quantities. In some instances, lead times have extended beyond normal due to logistic delays and labor shortages occurring globally. Some of our products, however, require the use of raw materials that are available from only a limited number of regions around the world, are available from only a limited number of suppliers, or may be subject to significant fluctuations in market prices. Our results of operations may be adversely affected if we have difficulty obtaining these raw materials, our key suppliers experience financial difficulties, the quality of available raw materials deteriorates, or there are significant price increases for these raw materials. Our inability to recover increased costs through increased sales prices could have an adverse impact on our results of operations. For periods in which the prices for these raw materials rise, we may be unable to pass on the increased cost to our customers, which would result in decreased sales margins for the products in which they are used. For periods in which prices for these raw materials decline, we may be required, as has occurred in the past, to write down our inventory carrying cost of these raw materials and products. Depending on the extent of the difference between market price and our carrying cost, the write-down could have a significant adverse effect on our results of operations.

We resell products manufactured by other component and interconnect product manufacturers. Should these manufacturers experience difficulties supplying the products that we resell, or such suppliers use other channels to market their products, we could experience lower sales, which could have an adverse effect on our results of operations.

Risks Related to Legal Uncertainty

We could be subject to additional civil penalties or face criminal penalties and sanctions if we violate the terms of settlement with the SEC.

On September 30, 2022, acting pursuant to an offer of settlement submitted by the Company, the SEC issued an order pursuant to Section 8A of the Securities Act, directing the Company to cease and desist from committing or causing any violations and any future violations of Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder (the “SEC Order”).

While we have already paid the penalties imposed by the order into which we entered pursuant to the SEC Order, it contains ongoing and continuing requirements that we refrain from violating the Securities Act. Any future violation of applicable securities laws by us or management could result in harsher sanctions and fines, which would have a material adverse effect on our ability to implement our business plans. SEC staff can make reasonable requests from us for further evidence of compliance. Such requests for further information, record-keeping requirements and others generally could divert management’s attention from implementing its business plans and could require additional material expenditures by us to legal counsel or other advisors and service providers. Further issues could reduce investor and shareholder confidence in our company and could result in a failure to execute on our business plan, which would negatively impact our business. A copy of the SEC Order can be found at www.sec.gov.

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Our global operations subject us to many different and complex laws and rules, and we may face difficulty in compliance.

Due to our global operations, we are subject to many laws governing international relations (including but not limited to the Foreign Corrupt Practices Act, the U.S. Export Administration Act the EU General Data Protection Regulation, and the U.K. Modern Anti-Slavery Act); which prohibit improper payments to government officials and restrict where and how we can do business, what information or products we can supply to certain countries, what personal information we can transfer, and what information we can provide to a non-U.S. government. Although we have procedures and policies in place that should mitigate the risk of violations of these laws, there is no guarantee that they will be sufficiently effective. If, and when we acquire new businesses, we may not be able to ensure that the pre-existing controls and procedures meant to prevent violations of the rules and laws were effective, and we may not be able to implement effective controls and procedures to prevent violations quickly enough when integrating newly acquired businesses. Acquisitions of new businesses in new non-U.S. jurisdictions may also subject us to new regulations and laws, and we may face difficulties ensuring compliance with these new requirements.

Provisions in the Delaware law and our Bylaws could make it very difficult for an investor to bring any legal actions against our directors or officers for violations of their fiduciary duties or could require us to pay any amounts incurred by our directors or officers in any such actions.

Members of our board of directors and our officers will have no liability for breaches of their fiduciary duty of care as a director or officer, except in limited circumstances, pursuant to provisions in the Delaware law and our Bylaws. Accordingly, you may be unable to prevail in a legal action against our directors or officers even if they have breached their fiduciary duty of care. In addition, our Bylaws allow us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect prevailing market prices for our common stock.

If we fail to establish, maintain, and enforce intellectual property rights with respect to our technology, our financial condition, results of operations and business could be negatively impacted.

Our ability to establish, maintain and enforce intellectual property rights with respect to our proprietary technologies, patents, patent applications, software and other rights will be a significant factor in determining our future financial and operating performance. We seek to protect our intellectual property rights by relying on a combination of patent, trade secret and copyright laws. We also use confidentiality and other provisions in our agreements that restrict access to and disclosure of our confidential know-how and trade secrets.

We have filed patent applications with respect to many aspects of our technologies. However, we cannot provide any assurances that any of these applications will ultimately result in issued patents or, if patents are issued, that they will provide sufficient protections for our technology against competitors. Although we have filed various patent applications for some of our core technologies, we currently hold only six issued patents, with two in the United States and four in Canada, and we may face delays and difficulties in obtaining our other filed patents, or we may not be able to obtain such patents at all.

Outside of these patent applications, we seek to protect our technology as trade secrets and technical know-how. However, trade secrets and technical know-how are difficult to maintain and do not provide the same legal protections provided by patents. In particular, only patents will allow us to prohibit others from using independently developed technology that are similar. If competitors develop knowledge substantially equivalent or superior to our trade secrets and technical know-how or gain access to our knowledge through other means such as observation of our technology that embodies trade secrets at customer sites which we do not control, the value of our trade secrets and technical know-how would be diminished.

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While we strive to maintain systems and procedures to protect the confidentiality and security of our trade secrets and technical know-how, these systems and procedures may fail to provide an adequate degree of protection. For example, although we generally enter into agreements with our employees, consultants, advisors, and strategic partners restricting the disclosure and use of trade secrets, technical know-how and confidential information, we cannot provide any assurance that these agreements will be sufficient to prevent unauthorized use or disclosure. In addition, some of the technology deployed at customer sites in the future, which we do not control, may be readily observable by third parties who are not under contractual obligations of non-disclosure, which may limit or compromise our ability to continue to protect such technology as a trade secret.

Monitoring and policing unauthorized use and disclosure of intellectual property is difficult. If we learned that a third party was in fact infringing or otherwise violating our intellectual property, we may need to enforce our intellectual property rights through litigation. Litigation relating to our intellectual property may not prove successful and might result in substantial costs and diversion of resources and management attention.

From our customers’ standpoint, the strength of the intellectual property under which we control can be a critical determinant of the value of our products and services. If we are unable to secure, protect and enforce our intellectual property, it may become more difficult for us to attract new customers. Any such development could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may not have sufficient financial resources to defend our intellectual property rights or otherwise successfully defend against claims that we have infringed on a third party’s intellectual property and, as a result, it may adversely affect our business, financial condition and results of operations.

Even if such claims are not valid, they could subject us to significant costs. In addition, it may be necessary in the future to enforce our intellectual property rights to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. We may not have sufficient financial resources to defend our intellectual property rights or otherwise to successfully defend the company against valid or spurious claims that we have infringed upon the intellectual property rights of others. An adverse outcome in litigation or any similar proceedings could force us to take actions that could harm its business. These include: (i) ceasing to sell products that contain allegedly infringing property; (ii) obtaining licenses to the relevant intellectual property which we may not be able to obtain on terms that are acceptable, or at all; (iii) indemnifying certain customers or strategic partners if it is determined that we have infringed upon or misappropriated another party’s intellectual property; and (iv) redesigning products that embody allegedly infringing intellectual property. Any of these results could adversely and significantly affect our business, financial condition and results of operations. In addition, the cost of defending or asserting any intellectual property claim, both in legal fees and expenses, and the diversion of management resources, regardless of whether the claim is valid, could be significant and lead to significant and protracted losses.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of our product or any future products that we may develop.

We face an inherent risk of product liability exposure related to the sale of our products and the future sale of planned products. We may be sued if any of our products allegedly causes injury. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, and a breach of warranties. We may also be subject to liability for a misunderstanding of, or inappropriate reliance upon, the information we provide. If we cannot successfully defend ourselves against claims that our product or planned products caused injuries, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

■	decreased demand for our product or any planned products that we may develop;
■	injury to our reputation and significant negative media attention;
■	significant costs to defend the related litigation and distraction to our management team;
■	substantial monetary awards to plaintiffs;
■	loss of revenue; and
■	the inability to commercialize any future products that we may develop.

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Such events could subject us to costly litigation, require us to pay substantial amounts of money to injured parties, delay, negatively impact, or end our opportunity to market those products, or require us to suspend or abandon our commercialization efforts. Even in a circumstance in which we do not believe that an adverse event is related to our product, the investigation into the circumstance may be time-consuming or inconclusive. These investigations may interrupt our sales efforts. As a result of these factors, a product liability claim, even if successfully defended, could harm our business.

We currently maintain product liability insurance coverage, which may not be adequate to cover all liabilities that we may incur. Insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

If we experience material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with Generally Accepted Accounting Principles. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. The identification of one or more material weaknesses would preclude a conclusion that we maintain effective internal control over financial reporting. Accordingly, there could continue to be a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis.

Our management, including our principal executive officer and principal accounting officer, conducted an evaluation of the effectiveness of our internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control—Integrated Framework (2013). Based on its evaluation, our management concluded that as of September 30, 2023, that our internal control over financial reporting were effective.

We are required to disclose changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to report on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “smaller reporting company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

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Risks Related to Acquisitions

We have grown through acquisitions and are continuously looking to fund other acquisitions; our failure to raise funds for acquisitions may have the effect of slowing down our growth and our use of funds for acquisitions subjects us to acquisition-related risks.

We intend to make acquisitions of complementary (including competitive) businesses, products and technologies. However, any future acquisitions may result in material transaction costs, increased interest and amortization expenses related to goodwill and other intangible assets, increased depreciation expense and increased operating expenses, any of which could have an adverse effect on our operating results and financial position. Acquisitions will require integration of acquired assets and management into our operations to realize economies of scale and control costs. Acquisitions may involve other risks, including diversion of management attention that would otherwise be available for ongoing internal development of our business and risks inherent in entering markets in which we have no or limited prior experience. In connection with future acquisitions, we may make potentially dilutive issuances of equity securities. In addition, consummation of acquisitions may subject us to unanticipated business uncertainties, contingent liabilities or legal matters relating to those acquired businesses for which the sellers of the acquired businesses may not fully indemnify us. There can be no assurance that our business will grow through acquisitions, as anticipated.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary products. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

■	difficulties integrating personnel from acquired entities and other corporate cultures into our business;
■	difficulties integrating information systems;
■	the potential loss of key employees of acquired companies;
■	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or
■	the diversion of management attention from existing operations.

Risks Related to Our Management and Control Persons

The loss of the services of Saagar Govil for any reason would materially and adversely affect our business operations and prospects.

Our financial success is dependent to a significant degree upon the efforts of Saagar Govil, our Chairman, President and Chief Executive Officer. Saagar Govil possesses management, financial expertise, engineering, sales and marketing experience concerning our company that our other officers do not have. We have not entered into an employment arrangement with Mr. Govil, and we have not obtained key man insurance over him. There can be no assurance that Saagar Govil will continue to provide services to us. A voluntary or involuntary departure by Saagar Govil could have a materially adverse effect on our business operations if we were not able to attract a qualified replacement for them in a timely manner.

If we are unable to attract and retain qualified personnel, especially our design and technical personnel, we may not be able to execute our business strategy effectively.

Our future success depends on our ability to retain, attract and motivate qualified personnel, including our management, sales and marketing, finance, and especially our design and technical personnel. As the source of our technological and product innovations, our design and technical personnel represent a significant asset. Any inability to retain, attract or motivate such personnel could have a material adverse effect on our business and results of operations.

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Our management stockholders have significant stockholdings in and influence over our company which could make it impossible for public stockholders to influence the affairs of our company.

We are a “controlled company” under Nasdaq Listing Rules. Approximately 90% of our outstanding voting shares, which includes our common stock, Series C preferred stock and Series 1 preferred stock, are beneficially held by Saagar Govil, our Chairman, President and Chief Executive Officer. Pursuant to certificate of designation for our Series C preferred, each outstanding share of Series C Preferred Stock is entitled to the number of votes equal to the result of (i) the total number of shares of Common Stock outstanding at the time of such vote multiplied by 10.01, and divided by (ii) the total number of shares of Series C Preferred Stock outstanding at the time of such vote, at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration, including the election of directors. As a result of Saagar Govil’s ownership of our common stock, Series C preferred stock, and Series 1 preferred stock, he controls, and will control in the future, substantially all matters requiring approval by the stockholders of our company, including the election of all directors and approval of significant corporate transactions. This could make it impossible for public stockholders to influence the affairs of our company.

Liability of directors for breach of duty is limited under Delaware law.

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we will indemnify for our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Risks Related to Our Securities and the Offering

Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.

Our common stock and Series 1 Preferred Stock are listed for trading on the Nasdaq Capital Market. If our stockholders sell substantial amounts of our securities in the public market, including the shares of common stock issuable upon the exercise of our Series 1 warrants and stock options, and shares issued as consideration in future acquisitions, or the market perceives that such sales may occur, the market price of our securities could fall and we may be unable to sell our securities in the future.

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Our securities may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.

The market price of our securities may fluctuate substantially due to a variety of factors, including:

●	our business strategy and plans;
●	changing factors related to doing business in various jurisdictions within the United States;
●	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;
●	general and industry-specific economic conditions;
●	additions to or departures of our key personnel;
●	variations in our quarterly financial and operating results;
●	changes in market valuations of other companies that operate in our business segments or in our industry;
●	lack of trading liquidity;
●	announcements about our business partners;
●	Intellectual property disputes;
●	Operating results below or exceeding expectations or period-to-period fluctuations in our financial results;
●	Whether we achieve profits or not;
●	changes in accounting principles; and
●	general market conditions, economic and other external factors.

The market prices of the securities of early-stage companies, particularly companies like ours without consistent product revenues and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.

Our Series 1 preferred stock and all of our existing and future indebtedness rank senior to our common stock in the event of a liquidation, winding up or dissolution of our business.

In the event of our liquidation, winding up or dissolution, our assets would be available to make payments to holders of all existing and future indebtedness and Series 1 preferred stock before payments to holders of our common stock. In the event of our bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying amounts to the holders of our indebtedness and Series 1 preferred stock, to pay anything to common stockholders. As of September 30, 2023, we had total consolidated debt of approximately $37.8 million and 2,293,116 shares issued and 2,229,016 shares of Series 1 preferred stock outstanding. Any liquidation, winding up or dissolution of our company or of any of our wholly or partially owned subsidiaries would have a material adverse effect on holders of our common stock.

Our common stockholders may be adversely affected by the issuance of any subsequent series of preferred stock.

Our certificate of incorporation does not restrict our ability to offer one or more additional new series of preferred stock, any or all of which may rank equally with or have preferences over our common stock as to dividend payments, voting rights, rights upon liquidation or other types of rights. We would have no obligation to consider the specific interests of the holders of common stock in creating any such new series of preferred stock or engaging in any such offering or transaction. Our creation of any new series of preferred stock or our engaging in any such offering or transaction could have a material adverse effect on holders of our common stock.

The public trading market for the common stock may be limited in the future.

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol CETX. The trading volume fluctuates and there have been time periods during which the common stock trading volume has been limited. Management can make no assurances that trading volume will not be similarly limited in the future. Without an active trading market, there can be no assurance of any liquidity or resale value of the common stock, and stockholders may be required to hold their shares of common stock for an indefinite period of time.

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We may not pay cash dividends on our common stock.

Our board of directors declared a one-time cash dividend on our common stock in April 2017. The terms of our series 1 preferred stock provide for the payment of semiannual dividends on the last day of March and September in each year, which began in March 2017. No other cash dividends have been declared or paid by us on our stock during either of the two most recent fiscal years or the period through the date of this prospectus. Other than with respect to our series 1 preferred stock, our board of directors declares dividends when, in its discretion, it determines that a dividend payment, as opposed to another use of cash, is in the best interests of the stockholders. Such decisions are based on the facts and circumstances then existing including, without limitation, our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. As a result, we cannot predict when, or whether, another dividend on our common stock will be declared in the future.

The offering price of our Common Stock may not be indicative of the value of our assets or the price at which shares can be resold. The offering price of the shares may not be an indication of our actual value.

The combined public offering price per share of our Common Stock and accompanying Common Warrants was determined based upon negotiations between the Company and the placement agent. Factors taken into consideration include the trading volume of our Common Stock prior to this offering, the historical prices at which our shares of Common Stock have recently traded, the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering, and such other factors as were deemed relevant. No assurance can be given that our Common Stock can be resold at the public offering price.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares and you may lose the entire amount of your investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our Company. If no securities or industry analysts commence coverage of our Company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore shareholders may have difficulty selling their shares.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under FINRA “suitability rules. FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers determine the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our common stock or our preferred stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock or our preferred stock, reducing a stockholder’s ability to resell shares of our common stock or our preferred stock.

Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our equity incentive plans and outstanding options could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital may be needed in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities and costs associated with operating a public company. To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our Common Stock, including shares of Common Stock sold in this offering. Initially, the aggregate number of shares of our Common Stock that may be issued pursuant to stock awards under our 2020 Equity Compensation Plan as of September 30, 2023, 1,991,207 were available for issuance. Increases in the number of shares available for future grant or purchase may result in additional dilution, which could cause our stock price to decline.

The Company will have broad discretion in the use of the net proceeds from this offering and may fail to apply these proceeds effectively.

The Company’s management will have broad discretion in the application of the net proceeds of this offering, including using the proceeds to conduct operations, expand the Company’s business lines and for general working capital. The Company may also use the net proceeds of this offering to acquire or invest in complementary businesses, products, or technologies, or to obtain the right to use such complementary technologies. We have no commitments with respect to any acquisition or investment; however, we seek opportunities and transactions that management believes will be advantageous to the Company and its operations or prospects. We cannot specify with certainty the actual uses of the net proceeds of this offering. You may not agree with the manner in which our management chooses to allocate and spend the net proceeds. We may invest the net proceeds from this offering in a manner that does not produce income or that loses value. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations.

Although our Common Stock and Series 1 Preferred Stock are listed on the Nasdaq Capital Market, the exchange may subsequently delist our Common Stock or Series 1 Preferred Stock if we fail to comply with ongoing listing standards.

Although our Common Stock and Series 1 Preferred Stock are listed on the Nasdaq Capital Market, the exchange will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock and Series 1 Preferred Stock. If we fail to meet these continued listing requirements, our Common Stock and/or our Series 1 Preferred stock may be subject to delisting. If our Common Stock and/or our Series 1 Preferred Stock are delisted and we are not able to list such Common Stock or Series 1 Preferred Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market; However, if this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and Series 1 Preferred Stock and reduced liquidity for the trading of our securities. In addition, in the event of such delisting, we could experience a decreased ability to issue additional securities and obtain additional financing in the future. Even though our securities are listed on the Nasdaq Capital Market, there can be no assurance that an active trading market for our securities will develop or be sustained after our initial listing.

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On July 25, 2023, the Company received a Notice of Staff Determination from the Listing Qualifications Department of Nasdaq notifying the Company that its Series 1 Preferred Stock had not gained compliance and would be suspended from trading at the opening of business on August 3, 2023. The Company thereafter requested a hearing.

On July 25, 2023, the Company received notification that it had been granted a hearing on September 14, 2023.

On September 8, 2023, the Company received a letter from the Nasdaq Hearings Panel (“Panel”) informing the Company that the Panel has granted the Company a temporary exception to regain compliance with the Minimum Bid Price Rule.

The Company had represented that it intends to effect a reverse stock split if necessary to regain compliance no later than January 5, 2024, and described the actions it intends to take to be able to meet that timeline. Accordingly, the Company has been granted an exception until January 19, 2024, to effect the reverse stock split and thereafter regain compliance with the Minimum Bid Price Rule.

On December 29, 2023, the Company had reconvened a special meeting of stockholders of the Series 1 Preferred Stock (the “Special Meeting”) to gain shareholder approval to effect the reverse stock split. At the time of the reconvened Special Meeting, there were insufficient votes represented by proxy or virtually in person to constitute a quorum for the transaction of business at the Special Meeting. Pursuant to the Company’s Bylaws, the meeting will not be further adjourned and thus the resolution did not pass.

On January 3, 2024, the Company received a letter from The Nasdaq Stock Market LLC’s Hearings Panel notifying the Company that it has made the following amendments to the exception granted on September 8, 2023.

■	On January 8, 2024, the Company’s Series 1 Preferred Stock shall close at a minimum bid price of at least $1 per share and maintain such closing bid price for a minimum of ten consecutive business days; and
■	On January 22, 2024, the Company shall have demonstrated compliance with Listing Rule 5555(a)(1), by evidencing a closing bid price of $1 or more per share for a minimum of ten consecutive trading sessions.

The Company has purchased 71,951 shares back shares under the Share Repurchase Program approved on August 22, 2023, which allows the Company to repurchase shares of the Series 1 Preferred Stock through various means, including through privately negotiated transactions and through an open market program. On January 5, 2024, the closing price of the Company’s Series 1 Preferred Stock, closed at the minimum closing bid price, and has maintained the minimum closing bid price through January 12, 2024.

There is no public market for the Common Warrants or Prefunded Warrants to purchase shares of our common stock being offered by us in this offering.

There is no established public trading market for the Common Warrants or the Prefunded Warrants to purchase shares of our common stock that are being offered as part of this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or Prefunded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Common Warrants and Prefunded Warrants will be limited.

The Common Warrants are speculative in nature.

The Common Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Common Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $ [*] per share of common stock. Moreover, following this offering, the market value of the Common Warrants is uncertain and there can be no assurance that the market value of the Common Warrants, if any, will equal or exceed their public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Common Warrants, and consequently, whether it will ever be profitable for holders of Common Warrants to exercise the Common Warrants.

Holders of the Prefunded Warrants and the Common Warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the Prefunded Warrants and the Common Warrants.

Until holders of the Common Warrants and the Prefunded Warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such warrants, except to the extent that holders of such Common Warrants and Prefunded Warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the Common Warrants and the Prefunded Warrants. Upon exercise of the Common Warrants and the Prefunded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one year from closing, subject to an exception; (iii) agreement to not enter into any financings for 90 days from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

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This offering may cause the trading price of our shares of common stock to decrease.

The price per share, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

Resales of our shares of common stock in the public market by our stockholders as a result of this offering may cause the market price of our shares of common stock to fall.

We are registering [*] shares of common stock, as well as [*] shares of common stock, in the aggregate, issuable upon the exercise of the Prefunded Warrants and the Common Warrants offered under this prospectus. Sales of substantial amounts of our shares of common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of common stock. The issuance of new shares of common stock could result in resales of our shares of common stock by our current shareholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities exercisable or convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

If you purchase shares of Common Stock in this offering, the value of your shares based on our actual book value will immediately be less than the price you paid. This reduction in the value of your equity is known as dilution. This dilution occurs in large part because our existing stockholders paid less than the assumed public offering price when they acquired their shares of Common Stock. Based upon the issuance and sale of [*] shares of Common Stock by us in this offering at a public offering price of $ [*] per share, you will incur immediate dilution of in the net tangible book value per share of Common Stock. If outstanding options to purchase our Common Stock are exercised, investors will experience additional dilution. For more information, see “Dilution.”

This is a best efforts offering. We may sell fewer than all the securities offered hereby which may not be enough to properly fund the current financial requirements of the Company.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. Investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

USE OF PROCEEDS

Assuming the sale of all of the shares in this offering, we estimate that the net proceeds from the sale of shares will be approximately $[*]. “Net proceeds” is what we expect to receive after deducting the placement agent fees and estimated offering expenses payable by us. However, because this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds.

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We intend to use the net proceeds from this offering to conduct operations, increase marketing efforts, and investments in our existing business initiatives and products, as well as general working capital. We anticipate budgeting approximately $ [*] million, of the proceeds from the offering for conducting operations and for working capital.

We may also use a portion of the net proceeds of this offering to acquire or invest in complementary businesses, products, or technologies, or to obtain the right to use such complementary technologies. We have no commitments with respect to any acquisition or investment and are not currently involved in any negotiations with respect to any such transactions.

The following table presents our use of proceeds if 100%, 75%, 50% or 25% of the securities in this offering are sold. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions.

		% of		% of		% of		% of
	100%	Total	75%	Total	50%	Total	25%	Total
Gross Proceeds from Offering		100.00%	$-	100.00%	$-	100.00%	$-	100.00%

Use of Proceeds
Placement Agent Fees and Expenses
Offering Expenses
[____]
[____]
Total Use of Proceeds	$-	100.00%	$-	100.00%	$-	100.00%	$-	100.00%

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of its actual expenditures will depend on numerous factors, including the status of its product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by its operations and competition. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of its management regarding the application of the proceeds of this offering.

DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted to the extent of the difference between the assumed offering price per share of its Common Stock and the as adjusted net tangible book value per share of its Common Stock immediately after the offering. Historical net tangible book value per share represents the amount of the Company’s total tangible assets less total liabilities, divided by the number of shares of its Common Stock outstanding.

The historical net tangible book value (deficit) of our Common Stock as of September 30, 2023, was approximately $ [*] or $ [*] per share based upon shares of Common Stock outstanding on such date. Historical net tangible book value (deficit) per share represents the amount of its total tangible assets reduced by the amount of its total liabilities, divided by the total number of shares of Common Stock outstanding.

After giving effect to the sale of all of the [*] of shares of Common Stock offered in this offering at an assumed public offering price of $ [*] per share after deducting estimated placement agent fees and our estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2023, would have been $ [*] or $ [*] per share. This represents an immediate increase in net tangible book value of $ [*] per share, to the existing stockholders, and an immediate dilution in net tangible book value of $ [*] per share to new investors.

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The following table illustrates this per share dilution of shares of Common Stock sold in this offering:

Assumed public offering price per share
Historical net tangible book value (deficit) per share as of September 30, 2023	$-
Pro forma historical net tangible book value (deficit) per share as of September 30, 2023 attributable to the pro forma transaction described above	$-
Increase in pro forma net tangible book value per share as of September 30, 2023 attributable to the pro forma transactions described above	$-
Pro forma net tangible book value per share as of September 30, 2023	$-
Dilution per share to new investors in this offering	$-

The information discussed above is illustrative only, and the dilution information following this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. A $ [*] increase (decrease) in the assumed public offering price of $ [*] per share would increase (decrease) the pro forma as adjusted net tangible book value by $ [*] per share and increase the dilution to new investors by $ [*] per share and decrease the dilution to new investors by $ [*] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent fees and estimated expenses payable by us. We may also increase or decrease the number of shares it is offering. An increase of [*] shares offered by it would increase the pro forma as adjusted net tangible book value by $ [*] per share and decrease the dilution to new investors by $ [*] per share, assuming the assumed public offering price of $ [*] per share remains the same and after deducting the estimated placement agent fees and estimated expenses payable by us. Similarly, a decrease of [*] shares offered by us would decrease the pro forma as adjusted net tangible book value by $[*] per share and increase the dilution to new investors by $ [*] per share, assuming the assumed public offering price of $[*] per share remains the same and after deducting the estimated placement agent fees and estimated expenses payable by us.

The number of shares of Common Stock outstanding is based on 1,045,789 shares of Common Stock issued and outstanding as of September 30, 2023, and excludes the following:

●	28,796 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $50.67 per share; and

●	1,991,207 shares of Common Stock reserved for future issuance under the Company’s 2020 Equity Compensation Plan.

Except as otherwise indicated herein, all information in this prospectus assumes:

●	no exercise of the outstanding options described above; and

●	any Placement Agent Warrants issued to the placement agent as fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of January 12, 2024, by:

■	all persons who are beneficial owners of five percent (5%) or more of our voting stock;

■	each of our directors;

■	each of our executive officers; and

■	all current directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.

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Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 12, 2024, are deemed outstanding. Such shares, however, are not deemed as of January 12, 2024, outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise stated, the address for each beneficial owner is at 135 Fell Court, Hauppauge, Ny 11788.

Name and Address of Beneficial Owner	Common Stock		Series 1 Preferred Stock		Series C Preferred Stock
	Number of Shares Owned	Percent of Class(1)	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(3)
Saagar Govil	59,012	5.59%	132,298	5.82%	50,000	100%
Paul J. Wyckoff	-	*	-	*	-	*
Brian Kwon	2,858	*	-	*	-	*
Manpreet Singh	2,858	*	-	*	-	*
Metodi Filipov	2,858	*	-	*	-	*
All Directors and Executive Officers as a Group (5 persons)	67,586	6.40%	132,298	5.82%	50,000	100.00%
5% Holders
NONE

*	Less than one percent of outstanding shares.

(1)	As of January 12, 2024, 1,055,636 shares of Common Stock were issued and outstanding. In addition, there were 50,000 shares of Series C Preferred Stock outstanding which are entitled to vote 10,566,916 shares in the aggregate, all of which is held by Saagar Govil and 2,343,953 shares of Series 1 Preferred Stock outstanding which are entitled to vote 4,544,004 shares in the aggregate. Accordingly, there are a total of 16,166,556 voting shares outstanding.

(2)	Pursuant to the Certificate of Designation of the Series 1 Preferred Stock, each issued and outstanding share is entitled to two votes per share of Series 1 Preferred Stock at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration, including the election of directors.

(3)	Pursuant to the Certificate of Designation of the Series C Preferred Stock, each issued and outstanding share of Series C Preferred Stock are entitled to the number of votes per share equal to the result of (i) the total number of shares of Common Stock outstanding at the time of such vote multiplied by 10.01, and divided by (ii) the total number of shares of Series C Preferred Stock outstanding at the time of such vote, at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration, including the election of directors.

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PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated [*] (the “Engagement Agreement”), we have engaged [*] to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best-efforts basis. The Engagement Agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the Engagement Agreement. The placement agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. This is a best effort offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell all of the shares of common stock, Prefunded Warrants and Common Warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 90 days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of common stock, and no subsequent equity sales for 90 days.

We expect to deliver the securities being offered pursuant to this prospectus on or about [*], 2024. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

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Fees and Expenses

Per Prefunded
	Per Share and	Warrant and
	Accompanying	Accompanying
	Common	Common
	Warrants	Warrants	Total
Public offering price	$-	$-	$-
Placement agent’s fees	$-	$-	$-
Proceeds to us, before expenses	$-	$-	$-

The following table shows the per share and Common Warrants and per Prefunded Warrants and Common Warrants and total cash fees we will pay to the placement agent in connection with the sale of the shares of common stock, Prefunded Warrants and Common Warrants pursuant to this prospectus.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the aggregate gross proceeds raised in the offering. We will also pay the placement agent its legal fees and expenses in an amount up to $75,000 and its clearing fees in an amount up to $15,950 in connection with this offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $[*].

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees the placement agent warrants as compensation in connection with this offering, to purchase up to 7.0% of the aggregate number of shares of common stock sold in this offering (including shares underlying any Prefunded Warrants), at an exercise price equal to 125% of the public offering price per share and accompanying Common Warrant to be sold in this offering. The placement agent warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering.

The placement agent warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110. The placement agent warrants are registered on the registration statement of which this prospectus is a part. The form of placement agent warrant is included as an exhibit to this registration statement of which this prospectus forms a part.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 15-month period following expiration or termination of our engagement of the placement agent. In the event that any investors that were contacted by the placement agent or were introduced to the Company by the placement agent during the term of our engagement agreement with the placement agent provide any capital to us in a public or private offering or capital-raising transaction within 15 months following the termination or expiration of our engagement agreement with the placement agent, we shall pay the placement agent the cash and warrant compensation provided above on the gross proceeds from such investors. The placement agent will only be entitled to such fee to the extent that the parties are directly introduced to us by the placement agent, in accordance with FINRA Rule 2010.

Right of First Refusal

We have granted the placement agent a right of first refusal for a period of 15 months following the closing of this offering, to act as sole book-running manager, sole underwriter or sole placement agent for each and every future public offering (excluding an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities by us or any of our successors or subsidiaries.

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Lock-Up Agreements

Our officers and directors, representing beneficial ownership of [*] % of our outstanding shares of common stock as of [*], 2024, have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed to similar lock-up restrictions on the issuance and sale of our securities for 960 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans subject to certain exceptions. The lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of 1 year following the closing date of this offering, subject to an exception. The placement agent may waive this prohibition in its sole discretion and without notice.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent and its affiliates may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Listing and Transfer Agent

Our common stock is listed on Nasdaq under the symbol “CETX” and our Series 1 Preferred Stock is listed on Nasdaq under the symbol “CETXP.” The transfer agent and registrar for our common stock is Clear Trust LLC, Lutz, Florida. There is no established public trading market for the Common Warrants or Prefunded Warrants, and we do not plan on making an application to list the Common Warrants or Prefunded Warrants on Nasdaq, any national securities exchange or other nationally recognized trading system.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as an underwriter, and should not be relied upon by investors.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are designated as series A preferred stock, 100,000 are designated as series C preferred stock and 3,000,000 shares are designated as series 1 preferred stock. As of January 12, 2024, 1,055,636 shares of common stock were issued and outstanding, 50,000 shares of Series C preferred stock issued and outstanding and 2,408,053 shares of series 1 preferred stock were issued and 2,272,002 outstanding.

In addition, as of January 12, 2024, there were an aggregate of 28,796 shares of our common stock reserved for issuance upon the exercise of our outstanding stock options at a weighted average exercise price of $50.67 per share.

Common Stock

Voting Power; Dividends. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors. This means that in the voting at our annual meeting, each stockholder or his proxy, may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights for our outstanding preferred stock.

Liquidation, Dissolution and Winding Up. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any of our outstanding preferred stock.

Preemptive and Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro-rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.

We may issue additional shares of our common stock and our preferred stock, if authorized by the board, without the common stockholders’ approval, unless required by Delaware law or a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock are traded on the Nasdaq Capital Market under the symbol CETX.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Clear Trust LLC, Lutz, Florida.

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Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock in one or more series, with such powers, designations, preferences and relative, participating, optional and other rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. We have no present plans to issue any additional shares of preferred stock.

Series A Preferred Stock

Pursuant to the certificate of designation relating to those shares, each issued and outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of common stock outstanding at the time of such vote multiplied by 1.01, and divided by (ii) the total number of shares of series A preferred stock outstanding at the time of such vote, at each meeting of our stockholders with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors.

Our series A preferred stock has equal distribution rights with our common stockholders upon liquidation, dissolution or winding-up of our company, and otherwise has no pre-emptive, subscription, conversion or redemption rights.

Series C Preferred Stock

On October 3, 2019, pursuant to Article IV of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up to one hundred thousand (100,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock are entitled to the number of votes per share equal to the result of (i) the total number of shares of Common Stock outstanding at the time of such vote multiplied by 10.01, and divided by (ii) the total number of shares of Series C Preferred Stock outstanding at the time of such vote, at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration, including the election of directors.

Series 1 Preferred

As of January 12, 2024, 2,408,053 shares of series 1 preferred stock (the “series 1 preferred”), were issued and 2,272,002 outstanding having the following powers, preferences and rights:

Dividends. Holders of the series 1 preferred are entitled to receive cumulative cash dividends at the rate of 10% of the purchase price per year, payable semiannually on the last day of March and September in each year. Dividends may also be paid, at our option, in additional shares of series 1 preferred, valued at their liquidation preference. The series 1 preferred ranks senior to the common stock with respect to dividends. Dividends will be entitled to be paid prior to any dividend to the holders of our common stock.

Liquidation Preference. The series 1 preferred has a liquidation preference of $10.00 per share, equal to its purchase price. In the event of any liquidation, dissolution or winding up of our company, any amounts remaining available for distribution to stockholders after payment of all liabilities of our company will be distributed first to the holders of series 1 preferred, and then pari passu to the holders of the series A preferred stock and our common stock. The holders of series 1 preferred have preference over the holders of our common stock on any liquidation, dissolution or winding up of our company. The holders of series 1 preferred also have preference over the holders of our series A preferred stock.

Voting Rights. Except as otherwise provided in the certificate of designation, preferences and rights or as required by law, the series 1 preferred vote together with the shares of our common stock (and not as a separate class) at any annual or special meeting of stockholders. Except as required by law, each holder of shares of series 1 preferred is entitled to two votes for each share of series 1 preferred held on the record date as though each share of series 1 preferred were two shares of our common stock. Holders of the series 1 preferred vote as a class on any amendment altering or changing the powers, preferences or rights of the series 1 preferred so as to affect them adversely.

No Conversion. The series 1 preferred are not convertible into or exchangeable for shares of our common stock or any other security.

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Rank. The series 1 preferred ranks with respect to distribution rights upon our liquidation, winding-up or dissolution and dividend rights, as applicable:

●	senior to our series A preferred stock, common stock and any other class of capital stock we issue in the future unless the terms of that stock provide that it ranks senior to any or all of the series 1 preferred;
●	on a parity with any class of capital stock we issue in the future the terms of which provide that it will rank on a parity with any or all of the series 1 preferred;
●	junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock will rank senior to the series 1 preferred and the common stock; and
●	junior to all of our existing and future indebtedness.

In addition, the series 1 preferred, with respect to rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our company and subsidiaries, as well as the capital stock of our subsidiaries held by third parties.

Redemption. We may mandatorily redeem any or all of the series 1 preferred at any time and from time to time at our option, by giving notice (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise). If we redeem fewer than all of the outstanding shares of series 1 preferred, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method. The mandatory redemption price for any shares of series 1 preferred is an amount equal to the $10.00 purchase price per share plus any accrued but unpaid dividends to the date fixed for redemption.

From and after any applicable redemption date, if funds necessary for the redemption are available and have been irrevocably deposited or set aside, then:

●	the shares will no longer be deemed outstanding;
●	the holders of the shares, as such, will cease to be stockholders; and
●	all rights with respect to the shares of series 1 preferred will terminate except the right of the holders to receive the redemption price, without interest.

We may also repurchase, outside of our mandatory redemption rights, any shares of series 1 preferred in privately-negotiated transactions or in open market purchases on Nasdaq, subject to applicable regulations regarding issuer repurchases of their capital stock. In such cases, we would most likely do so at prices lower than the price at which we are entitled to mandatorily redeem the shares.

No Other Rights. The holders of the series 1 preferred have no preemptive or preferential or other rights to purchase or subscribe to any stock, obligations, warrants or other securities of ours.

Trading. The series 1 preferred is listed for trading on the Nasdaq Capital Market under the symbol CETXP.

Transfer Agent and Registrar. Clear Trust, LLC, Florida, is the transfer agent and registrar for our series 1 preferred.

Anti-Takeover Provisions

The terms of our shares of series A, none are issued and outstanding at this time, and series C preferred stock, held by Saagar Govil, our CEO, may also have the effect of discouraging a takeover of our company. Pursuant to the certificate of designation for our Series A preferred stock, each outstanding share of Series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of our common stock outstanding at the time of such vote multiplied by 1.01, divided by (ii) the total number of shares of our series A preferred stock outstanding at the time of such vote, at each meeting of stockholders of our company with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors. Pursuant to the certificate of designation for our Series C preferred stock, each issued and outstanding Series C Preferred Share shall be entitled to the number of votes equal to the result of: (i) the number of shares of common stock of the Company (The “Common Shares”) issued and outstanding at the time of such vote multiplied by 10.01; divided by (ii) the total number of Series C Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Holders of Series C Preferred Shares shall vote together with the holders of Common Shares as a single class. As a result of Saagar Govil’s ownership of our Series C preferred stock, our management stockholders control, and will control in the future, substantially all matters requiring approval by the stockholders of our company, including the election of all directors and approval of significant corporate transactions. Given this continuing voting interest of our series A preferred stock and series C preferred stock, its holder will be able to exert significant influence over all corporate activities including the outcome of tender offers, mergers, proxy contests or other purchases of common stock, which could discourage others from initiating changes of control.

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Our certificate of incorporation, in order to combat “greenmail,” provides in general that any direct or indirect purchase by us of any of our voting stock or rights to acquire voting stock known to be beneficially owned by any person or group which holds more than 5% of a class of our voting stock and which has owned the securities being purchased for less than two years must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of voting stock, subject to certain exceptions. The prohibition of “greenmail” may tend to discourage or foreclose certain acquisitions of our securities, which might temporarily increase the price of our securities. Discouraging the acquisition of a large block of our securities by an outside party may also have a potential negative effect on takeovers. Parties seeking control of our company through large acquisitions of our securities will not be able to resort to “greenmail” should their bid fail, thus making such a bid less attractive to persons seeking to initiate a takeover effort.

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an “interested stockholder,” unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person or entity who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation’s voting stock. The statute contains provisions enabling a corporation to avoid the statute’s restrictions if the stockholders holding a majority of the corporation’s voting stock approve.

Indemnification of Directors and Officers

Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or is or was serving at the request of the company as a director, officer, incorporator, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the company to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which pre-date the company’s adoption of the indemnification provisions in its certificate of incorporation. Furthermore, such right of indemnification will continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and will inure to the benefit of the heirs and personal representatives of such person.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to [*]  shares of our common stock and accompanying Series A-1 Warrants to purchase up to [*] shares of common stock and Series A-2 Warrants to purchase up to [*] shares of common stock. We are also offering up to [*] Prefunded Warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Prefunded Warrant will be exercisable for one share of common stock. For each Prefunded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. No warrants for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Prefunded Warrant and Common Warrants offered hereby.

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Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities” in this prospectus.

Series A-1 Warrants

The following is a summary of certain terms and provisions of the Series A-1 Warrants that are being offered hereby and is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A-1 Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A-1 Warrant for a complete description of the terms and conditions of the Series A-1 Warrants.

Duration and Exercise Price

Each Series A-1 Warrant offered hereby will have an exercise price equal to $[*]. The Series A-1 Warrants may be exercised until the five-year anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise of the Series A-1 Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The Series A-1 Warrants will be issued separately from the common stock or Prefunded Warrants, respectively, and may be transferred separately immediately thereafter.

Exercisability

The Series A-1 Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Series A-1 Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Series A-1 Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Series A-1 Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A-1 Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Series A-1 Warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of the Series A-1 Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Series A-1 Warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Series A-1 Warrants have the right to require us or a successor entity to redeem the Series A-1 Warrants for cash in the amount of the Black-Scholes Value (as defined in the Series A-1 Warrants) of the remaining unexercised portion of the Series A-1 Warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction.

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However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board, the holders of the Series A-1 Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Series A-1 Warrants that are being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, the Series A-1 Warrants may be transferred at the option of the holder upon surrender of the Series A-1 Warrants to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series A-1 Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Series A-1 Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series A-1 Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A-1 Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Series A-1 Warrants are currently traded on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Series A-1 Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Series A-1 Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Series A-1 Warrants. The Series A-1 Warrants provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

No term of the Series A-1 Warrants may be amended or waived without the written consent of the holder.

Series A-2 Warrants

The following is a summary of certain terms and provisions of the Series A-2 Warrants that are being offered hereby and is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A-2 Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A-2 Warrant for a complete description of the terms and conditions of the Series A-2 Warrants.

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Duration and Exercise Price

Each Series A-2 Warrant offered hereby will have an exercise price equal to $[*]. The Series A-2 Warrants may be exercised until the eighteen-month anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise of the Series A-2 Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The Series A-2 Warrants will be issued separately from the common stock or Prefunded Warrants, respectively, and may be transferred separately immediately thereafter.

Exercisability

The Series A-2 Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Series A-2 Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Series A-2 Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Series A-2 Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A-2 Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Series A-2 Warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of the Series A-2 Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Series A-2 Warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Series A-2 Warrants have the right to require us or a successor entity to redeem the Series A-2 Warrants for cash in the amount of the Black-Scholes Value (as defined in the Series A-2 Warrants) of the remaining unexercised portion of the Series A-2 Warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board, the holders of the Series A-2 Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Series A-2 Warrants that are being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

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Transferability

Subject to applicable laws, the Series A-2 Warrants may be transferred at the option of the holder upon surrender of the Series A-2 Warrants to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series A-2 Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Series A-2 Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series A-2 Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A-2 Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Series A-2 Warrants are currently traded on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Series A-2 Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Series A-2 Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Series A-2 Warrants. The Series A-2 Warrants provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

No term of the Series A-2 Warrants may be amended or waived without the written consent of the holder.

Prefunded Warrants

The following summary of certain terms and provisions of the Prefunded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Prefunded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Prefunded Warrants for a complete description of the terms and conditions of the Prefunded Warrants.

Duration and Exercise Price

Each Prefunded Warrant offered hereby will have an initial exercise price per share of common stock equal to $0.001. The Prefunded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock.

Exercisability

The Prefunded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Prefunded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

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Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Prefunded Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Prefunded Warrants. Rather, at our election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Prefunded Warrant may be transferred at the option of the holder upon surrender of the Prefunded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established trading market for the Prefunded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Prefunded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Prefunded Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Prefunded Warrants are currently traded on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Prefunded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Prefunded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such holder exercise their Prefunded Warrants. The Prefunded Warrants provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees the placement agent warrants to purchase up to 7.0% of the aggregate number of shares of common stock sold in this offering (including the shares of common stock issuable upon exercise of the Prefunded Warrants), at an exercise price equal to 125% of the public offering price per share of common stock and accompanying Common Warrants to be sold in this offering. The placement agent warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering. The placement agent warrants issued in this offering will otherwise have substantially the same terms as the Series A-1 Warrants. The placement agent warrants are registered on the registration statement of which this prospectus is a part. The form of the placement agent warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

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LEGAL MATTERS

The validity of the Common Stock offered by us in this offering will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada.

EXPERTS

The financial statements of Cemtrex, Inc. as of September 30, 2023 and 2022 and for each of the years in the two year period ended September 30, 2023 have been incorporated by reference  in this Registration Statement and have been so incorporated in reliance on the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to the Company and the securities being offered under this prospectus, please refer to the complete registration statement and the exhibits and schedules filed as a part of the registration statement.

You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge on the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus, including the consolidated financial statements, is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

■	our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the SEC on December 28, 2023;

■	our Current Reports on Form 8-K (or Form 8-K/A) filed with the SEC on January 3, 2024, December 26, 2023, December 6, 2023, September 19, 2023, September 12, 2023 and August 23, 2023, August 4, 2023, July 28, 2023, July 7, 2023 May 26, 2023; March 23, 2023, March 20, 2023, February 9, 2023, January 30 2023, January 23, 2023, January 20, 2023, November 29, 2022, November 10, 2022, October 4, 2022, September 30, 2022, September 20, 2022, August 3, 2022, July 27, 2022, March 22, 2022, February 1, 2022, January 26, 2022 and January 26, 2022;

■	our 2020 Equity Compensation Plan on Form S-8 filed with the SEC August 17, 2020;

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this prospectus has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. The information in documents that we file in the future will update and supersede the information currently included and incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 8.01 of Form 8-K.

These documents may also be accessed on our website at https://www.Cemtrex.com/. Information contained in, or accessible through, our website is not a part of this prospectus.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Saagar Govil

Chief Executive Officer

Cemtrex, Inc.

135 Fell Court

Hauppauge, NY 11788

Tel. no. (631) 756-9116

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CEMTREX, INC.

PRELIMINARY PROSPECTUS

              , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

	Amount
	to be paid
SEC registration fee		$1,527.66
FINRA filing fee	$	[*]
Accounting fees and expenses	$	[*]
Legal fees and expenses	$	[*]
Printing and engraving expenses	$	[*]
Miscellaneous		$15,950.00
Total		$17,477.66

*	To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

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Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or is or was serving at the request of the company as a director, officer, incorporator, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the company to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which pre-date the company’s adoption of the indemnification provisions in its certificate of incorporation. Furthermore, such right of indemnification will continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and will inure to the benefit of the heirs and personal representatives of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information regarding all unregistered securities sold by the registrant in the two years preceding the date of this registration statement;

For the fiscal year ended September 30, 2022, 193,971 shares of Series 1 Preferred Stock were issued to pay dividends to holders of Series 1 Preferred Stock.

For the fiscal year ended September 30, 2022, we issued 5,481,102 shares of common stock to satisfy $4,688,524 of notes payable and accumulated interest.

For the fiscal year ended September 30, 2023, 213,894 shares of Series 1 Preferred Stock were issued to pay dividends to holders of Series 1 Preferred Stock.

For the fiscal year ended September 30, 2023, we issued 241,655 shares of common stock to satisfy $1,917,873 of notes payable and accumulated interest.

For the fiscal year ended September 30, 2023, we issued 30,103 shares of common stock in exchange for $215,800 of services to the Company.

On October 6, 2022, 115,037 shares of Series 1 Preferred Stock were issued to pay dividends to holders of Series 1 Preferred Stock.

These issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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ITEM 16. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit		Incorporated by	Filed or Furnished
Number	Exhibit Description	Reference Form	Filing Date
2.1	Stock Purchase Agreement, dated December 15, 2015	Form 8-K/A	09/26/2016
3.1	Certificate of Incorporation filed with the State of Delaware.	Form 10-12G	05/22/2008
3.2	Bylaws	Form 10-12G	05/22/2008
3.3	Amendment to Certificate of Incorporation	Form 10-12G	05/22/2008
3.4	Amendment to Certificate of Incorporation	Form 10-12G	05/22/2008
3.5	Amendment to Certificate of Incorporation	Form 10-12G	05/22/2008
3.6	Amendment to Certificate of Incorporation	Form 10-12G	05/22/2008
3.7	Amendment to Certificate of Incorporation	Form 8-K/A	08/22/2016
3.8	Certificate of Designation of the Series A Preferred Shares	Form 8-K	09/10/2009
3.9	Certificate of Designation of the Series 1 Preferred Shares	Form 8-K	01/24/2017
3.10	Amendment to Certificate of Incorporation	Form 8-K	09/08/2017
3.11	Certificate of Correction to the Certificate of Amendment	Form 8-K	06/12/2019
3.12	Amended Certificate of Designation of the Series 1 Preferred Shares	Form 8-K	04/01/2020
3.13	Amendment to Certificate of Incorporation	Form 10-K	01/05/2021
3.14	Certificate of Correction to the Certificate of Amendment	Form 10-Q	05/28/2021
3.15	Amendment to Certificate of Incorporation	Form 8-K	01/20/2023
4.1	Form of Subscription Rights Certificate	Form S-1	08/29/2016
4.2	Form of Series 1 Preferred Stock Certificate	Form S-1/A	11/23/2016
4.3	Form of Series 1 Warrant	Form S-1/A	12/07/2016
4.4	Form of Common Stock Purchase Warrant	Form 8-K	03/22/2019
4.5+	Form of Prefunded Warrant
4.6+	Form of Common Stock Purchase Warrant
4.7+	Form of Placement Agent’s Warrant
5.1+	Opinion of the Doney Law Firm
10.1	Amendment of the Term Loan Agreement between Vicon and NIL Funding, dated March 3, 2023	Form 10-Q	05/11/2023
10.2	Amendment to Loan Documents Between Advanced Industrial Services, Inc. and Fulton Bank, N.A.	Form 10-Q	05/11/2023
10.3	Amendment to Promissory Note Between Cemtrex, Inc. and Streeterville Capital, LL	Form 10-Q	05/11/2023
10.4	Securities Purchase Agreement dated June 1, 2020	Form 8-K	06/04/2020
10.5	Securities Purchase Agreement dated June 9, 2020	Form 8-K	06/12/2020
10.6	Settlement Agreement and Release between Cemtrex, Inc. and Aron Govil dated February 26, 2021	Form 8-K	02/26/2021
10.7	Securities Purchase Agreement dated February 22, 2022	Form 10-Q	05/16/2022
10.8	Amendment of the Term Loan Agreement between Vicon and NIL Funding, dated March 30, 2022	Form 10-Q	05/16/2022
10.9	Asset Purchase agreement between Cemtrex, Inc. and Saagar Govil, dated November 22, 2022	Form 8-K	11/29/2022
10.1	Asset Purchase agreement between Cemtrex, Inc. and Saagar Govil, dated November 22, 2022	Form 8-K	11/29/2022
10.11	Simple Agreement for Future Equity (SAFE) between Cemtrex, Inc. and Saagar Govil, dated November 18, 2022	Form 8-K	11/29/2022
10.12	2020 Equity Compensation Plan	Form S-8	08/17/2020
10.13	Asset Purchase Agreement, dated as of June 7, 2023	Form 8-K/A	12/06/2023
10.14+	Form of Lock-Up Agreement
10.15+	Form of Form of Securities Purchase Agreement in the offering
14.1	Corporate Code of Business Ethics	Form 8-K	07/01/2016
21.1*	Subsidiaries of Registrant
23.1*	Consent of Grassi & Co., CPAs, P.C.
23.2+	Consent of The Doney Law Firm (included as Exhibit 5.1)
24+	Power of Attorney (included in the signature page of this Registration Statement)
99.1	Order pursuant to Section 8A of the Securities Act – dated September 30, 2022	Form 8-K	10/04/2022
107*	Filing Fee Table

+	To be filed by amendment.
*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the hamlet of Hauppauge, New York, on the 17th day of January 2024.

Cemtrex, Inc.

By:	/s/ Saagar Govil.
Saagar Govil
Chairman of the Board, CEO,
President & Secretary (Principal Executive Officer)

/s/ Paul J. Wyckoff.
Paul J. Wyckoff
Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Saagar Govil and Paul Wyckoff, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

January 17, 2024	By:	/s/ Saagar Govil
Saagar Govil,
Chairman of the Board, CEO,
President & Secretary (Principal Executive Officer)

January 17, 2024	By:	/s/ Paul J. Wyckoff
Paul J. Wyckoff
Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

January 17, 2024	By:	/s/ Manpreet Singh
Manpreet Singh,
Director

January 17, 2024	By:	/s/ Brian Kwon
Brian Kwon,
Director

January 17, 2024	By:	/s/ Metodi Filipov
Metodi Filipov,
Director

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